As filed with the Securities and Exchange Commission on June 19, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACREAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

366 Madison Avenue, 11th Floor
New York, New York 10017
United States
(646) 600-9181

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Doherty, Esq.
366 Madison Avenue, 11th Floor
New York, New York 10017
United States
(646) 600-9181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James A. Doherty Acreage Holdings, Inc. 366 Madison Avenue, 11th Floor New York, New York 10017 United States (646) 600-9181	Christopher J. Barry Dorsey & Whitney LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104-7043 United States (206) 903-8815

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Aggregate Offering Price per unit	Proposed Maximum Aggregate Offering Price	Amount of registration fee(3)(4)
Subordinate Voting Shares			(1)
Debt Securities			(1)
Warrants			(1)
Subscription Receipts			(1)
Units			(1)
Subtotal			$300,000,000
Subordinate Voting Shares Underlying Warrants (exercisable at $5.80)	6,085,192		$35,294,114
Subordinate Voting Shares	7,857,762		$22,119,600(2)
Subordinate Voting Shares	200,000		$563,000(2)
Subordinate Voting Shares			$50,000,000
Total			$407,976,714	$52,955

(1)	Represents the initial offering price of all securities sold up to an aggregate public offering price to the Registrant not to exceed $300,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers subordinate voting shares that may be issued upon exercise of warrants and subordinate voting shares or other securities of the registrant that may be issued upon exercise of rights or conversion of debt securities, subscription receipts or units. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the United States Securities Act of 1933, as amended (the “Securities Act”), such additional number of subordinate voting shares of the registrant that may become issuable as a result of any stock split, stock dividends or similar event.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of our subordinate voting shares reported on the OTCQX on June 17, 2020.
(3)	Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.
(4)	The registration fee has been calculated in accordance with Rule 457 under the Securities Act based on the current statutory fee of $129.80 per million. Pursuant to Rule 457(p) under the Securities Act, a registration fee of $96,960 was paid with respect to securities available for issuance under a Registration Statement on Form F-10 (File No. 333-232313) filed on June 24, 2019, as amended on August 9, 2019, and declared effective on August 12, 2019 (the “Prior Registration Statement”). Pursuant to Rule 457(p), $89,046 is presently available for offset, which represents the registration fees associated with $734,705,886 of unsold securities under the Prior Registration Statement. The $52,955 registration fee associated with this registration statement is hereby entirely offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior Registration Statement with $36,091 remaining to be applied to future filings. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains four prospectuses:

•	a base prospectus which covers the offering, issuance and sale of such indeterminate number of subordinate voting shares, debt securities, warrants, subscription receipts and units, which together shall have an aggregate initial offering price not to exceed $300,000,000;
•	a prospectus covering up to 6,085,192 subordinate voting shares that are issuable upon the exercise of previously issued warrants of the Registrant, at an exercise price of $5.80 per subordinate voting share;
•	a prospectus covering 7,857,762 subordinate voting shares; and
•	a prospectus covering 200,000 subordinate voting shares, and up to $50,000,000 subordinate voting shares, we have agreed to issue.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. Three additional prospectuses immediately and sequentially follow the base prospectus. The subordinate voting shares that may be offered, issued and sold under the additional prospectuses are not included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion June 19, 2020

PROSPECTUS

ACREAGE HOLDINGS, INC.

$300,000,000
Subordinate Voting Shares Debt Securities Warrants Subscription Receipts Units

We may offer and sell, from time to time, up to $300,000,000 aggregate initial offering price of our Class A subordinate voting shares, without par value (the “Subordinate Voting Shares”), debt securities which may or may not be converted into other securities (the “Debt Securities”), warrants to purchase Subordinate Voting Shares (the “Warrants”), subscription receipts for Subordinate Voting Shares or Warrants (the “Subscription Receipts”) or any combination thereof (the “Units”), in one or more transactions under this Prospectus (the “Prospectus”).

We may also offer under this Prospectus any Subordinate Voting Shares issuable upon the exercise of Warrants and any Subordinate Voting Shares or other securities issuable upon the conversion of Subscription Receipts or Debt Securities. Collectively, the Subordinate Voting Shares, Debt Securities, Warrants, Subscription Receipts, Units, Subordinate Voting Shares issuable upon exercise of the Warrants, Subordinate Voting Shares or other securities issuable upon the exercise of Subscription Receipts, Debt Securities and Units are referred to as the “Securities.”

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Subordinate Voting Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.U”, quoted on the OTCQX under the trading symbol “ACRGF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ”. The trading prices and volumes of the Subordinate Voting Shares will be provided, as required, in each Prospectus Supplement. On June 17, 2020, the last reported sale price of the Subordinate Voting Shares on the OTCQX was $2.80 per Subordinate Voting Share and on the CSE was $2.75 per Subordinate Voting Share. There is currently no market through which the Securities, other than the Subordinate Voting Shares, may be sold, and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Subordinate Voting Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.

Investing in the Securities involves risks. See “Risk Factors” on page 5.

These Securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2020.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of an initial aggregate offering price of $300,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Subordinate Voting Shares, the number of Subordinate Voting Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of the Debt Securities, terms of any Debt Securities and any related agreements or indentures; (iii) in the case of Warrants, the designation, number and terms of the Subordinate Voting Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iv) in the case of Subscription Receipts, the designation, number and terms of Subordinate Voting Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (vii) in the case of Units, the designation, number and terms of the Securities comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein and therein by reference under “Documents Incorporated by Reference”, any free writing prospectus and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstance.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Acreage” “Company,” “we,” “us,” “Registrant,” “our” refer to Acreage Holdings, Inc., either alone or together with its subsidiaries as the context requires.

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SUMMARY

The Company

Acreage Holdings, Inc. is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018 following the completion of the reverse takeover transaction between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chair and Chief Executive Officer, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14 million to High Street in exchange for 20 million Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in states throughout the U.S. where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have worked toward becoming the best multi-state operator in the U.S. and we continue to be committed to providing access to cannabis’ beneficial properties by creating the best quality products and consumer experiences.

Recent Developments

On June 17, 2020 we announced that we entered into a short-term definitive funding agreement with an institutional investor (the “Lender”) for gross proceeds of $15,000,000.

The secured note has a maturity date of four months and bears interest at a rate of 60% per annum. The note is secured by, among other items, our cannabis operations in Illinois, New Jersey and Florida, as well as our U.S. intellectual property. In the event of default, we are obligated to pay to the Lender an additional fee of $6,000,000. We may pre-pay the secured note without penalty or premium at any time following the 90th day after closing.

We expect to use the proceeds from the secured note for working capital and general corporate purposes.

The Securities Offered under this Prospectus

We may offer the Subordinate Voting Shares, Debt Securities, Warrants, Subscription Receipts or Units with a total value of up to $300,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, if any, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	aggregate offering price;
•	the designation, number and terms of the Subordinate Voting Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking funds terms, if any;
•	rank and security, if any;
•	conversion or exchange prices or rates, if any, and if applicable, any provision for changes or adjustment in the conversion or exchange prices or rates in the securities or other property receivable upon conversion or exchange;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States and Canadian federal income tax considerations.

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A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Subordinate Voting Shares

We may offer Subordinate Voting Shares. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Our Subordinate Voting Shares are described in greater detail in this Prospectus under “Description of Subordinate Voting Shares.”

Debt Securities

We may offer secured or unsecured Debt Securities under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

Warrants

We may offer Warrants for the purchase of Subordinate Voting Shares, in one or more series, from time to time. We may issue Warrants independently or together with Subordinate Voting Shares and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee or agent for the holders of the Warrants. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures, if applicable, and warrant certificates that contain the terms of the Warrants. If applicable, specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Subordinate Voting Shares, Warrants or other securities or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof or Canada or any province thereof and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Units

We may offer Units consisting of Subordinate Voting Shares, Debt Securities, Warrants and Debt Securities in any combination. In this Prospectus, we have summarized certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of Units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

Risk Factors

See “Risk Factors” as well as other information included in this Prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. All statements, other than statements of historical fact, included herein are forward-looking statements, including, for greater certainty, the on-going implications of the novel coronavirus (“COVID-19”) and statements regarding the proposed transaction with Canopy Growth Corporation (“Canopy Growth”), including the anticipated benefits and likelihood of completion thereof.

Generally, forward-looking statements may be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. There can be no assurance that such forward-looking statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking statements. Forward-looking statements reflect Acreage’s current beliefs and are based on information currently available to Acreage and on assumptions Acreage believes are reasonable. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Acreage to be materially different from those expressed or implied by such forward-looking statements. Such risks and other factors may include, but are not limited to: the ability of Canopy Growth and Acreage to receive, in a timely manner and on satisfactory terms, necessary regulatory approvals; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities; the ability of Acreage and Canopy Growth to satisfy, in a timely manner, the conditions to the completion of the acquisition of each of the Subordinate Voting Shares (following the automatic conversion of the Class B proportionate voting shares and Class C multiple voting shares of Acreage into Subordinate Voting Shares) in exchange for the payment of 0.5818 of a common share of Canopy Growth per Subordinate Voting Share (subject to adjustment in accordance with the terms of the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019); other expectations and assumptions concerning the transactions contemplated between Acreage and Canopy Growth; legal and regulatory risks inherent in the cannabis industry; risks associated with economic conditions, dependence on management and currency risk; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti-money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to contracts with third-party service providers; risks related to the enforceability of contracts and lack of access to U.S. bankruptcy protections; reliance on the expertise and judgment of senior management of Acreage; risks related to proprietary intellectual property and potential infringement by third parties; the concentrated voting control of Acreage’s founder and the unpredictability caused by Acreage’s capital structure; risks relating to the management of growth; increasing competition in the industry; risks inherent in an agricultural business; risks relating to COVID-19 or other widespread global health crises, including disruptions in our cultivation and processing activities, supply chains and sales channels, as well as a deterioration of general economic conditions, including a possible national or global recession; shelter-in-place orders and social distancing practices designed to limit the spread of COVID-19 have affected and may continue to affect our retail business and corporate officers; risks relating to energy costs; risks associated to cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; cybersecurity risks; ability and constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risks related to the economy generally; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada; risks related to future acquisitions or dispositions; sales by existing shareholders; and limited research and data relating to cannabis. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein (see “Documents Incorporated by Reference”). Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement. The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein represent the expectations of Acreage as of the date of this Prospectus and, accordingly, are subject to change after such date. However, Acreage expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

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RISK FACTORS

Before deciding to invest in any Securities, prospective investors in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities, including those risks identified and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure an investor that we will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in our Annual Report on Form 10-K for the year ended December 31, 2019 and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisors to assess any investment in the Securities.

Risks Related to the Securities

We cannot guarantee returns on our Securities.

There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

We will have broad discretion as to the use of proceeds from the sale of our Securities.

We will have broad discretion with respect to the application of net proceeds received by us from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the Subordinate Voting Shares or our other securities issued and outstanding from time to time. Any failure by us to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our issued and outstanding securities from time to time to decline.

Our Subordinate Voting Shares may have a volatile market price.

The market price of the Subordinate Voting Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Subordinate Voting Shares to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of the Subordinate Voting Shares may be materially adversely affected.

Our securityholders resident in the United States may have difficulty settling trades because we operate in the cannabis sector.

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Securities or any Subordinate Voting Shares issuable upon conversion or exercise thereof. In the event residents of the United States are unable to settle trades of the Securities or any Subordinate Voting Shares issuable upon conversion or exercise thereof, this may affect the pricing of the Securities (and the Subordinate Voting Shares) in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

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There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

Our shareholders may be unable to sell significant quantities of Subordinate Voting Shares into the public trading markets without a significant reduction in the price of their Subordinate Voting Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Subordinate Voting Shares on the trading market, and that we will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public exchange.

There is currently no market through which the Securities, other than the Subordinate Voting Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Debt Securities, Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell the Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Securities, other than the Subordinate Voting Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Subordinate Voting Shares, will develop or, if developed, that any such market, including for the Subordinate Voting Shares, will be sustained.

Future offerings of Debt Securities, which would rank senior to our Subordinate Voting Shares, may adversely affect the market price of our Subordinate Voting Shares.

If, in the future, we decide to issue Debt Securities that may rank senior to our Subordinate Voting Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Subordinate Voting Shares and may result in dilution to owners of our Subordinate Voting Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue Debt Securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Subordinate Voting Shares will bear the risk of our future offerings reducing the market price of our Subordinate Voting Shares and diluting the value of their shareholdings in us.

USE OF PROCEEDS

The net proceeds to us from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, we may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, and to fund capital projects and potential future acquisitions.

Our management will retain broad discretion in allocating the net proceeds of any offering of Securities by us under this Prospectus and our actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and our operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. See “Risk Factors - We will have broad discretion as to the use of proceeds from the sale of our Securities”.

We may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or may offer Securities in separate offerings, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions if our Canadian prospectus provides for the same, including sales made directly on a national securities exchange in the United States, as applicable.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, us from the sale of such Securities; (iv) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

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If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by us at such prices and upon such terms as agreed to; or (ii) through agents designated by us from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian and U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Subscription Receipts, Debt Securities, Warrants and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to sell the Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Debt Securities, Warrants, Subscription Receipts or Units.

In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

DESCRIPTION OF SUBORDINATE VOTING SHARES

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

As long as any Subordinate Voting Shares remain outstanding, we may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

Holders of Subordinate Voting Shares are entitled to receive as and when declared by our Board of Directors, dividends in cash or in our property. No dividend may be declared on the Subordinate Voting Shares unless we simultaneously declare dividends on our Class B proportionate voting shares (the “Proportionate Voting Shares”) in an amount equal to the dividend declared on the Subordinate Voting Shares, multiplied by 40, and on our Class C multiple voting shares (the “Multiple Voting Shares”) in the amount of the dividend declared on the Subordinate Voting Shares.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares are entitled to participate pari passu with the holders of Proportionate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to each of: (i) the amount of such distribution per Proportionate Voting Share, divided by 40; and (ii) the amount of such distribution per Multiple Voting Share.

Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Subordinate Voting Shares unless, simultaneously, the Proportionate Voting Shares and Multiple Voting Shares are subdivided or consolidated utilizing the same divisor or multiplier.

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DESCRIPTION OF DEBT SECURITIES

As of the date of this Prospectus, we have no Debt Securities outstanding. We may issue Debt Securities, separately or together, with Subordinate Voting Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between us and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;
•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;
•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;
•	the covenants applicable to the Debt Securities;
•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
•	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;
•	whether the Debt Securities will be secured or unsecured;
•	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;
•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
•	the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;
•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;
•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;
•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and
•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Subordinate Voting Shares or other securities of will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Subordinate Voting Shares or other securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

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DESCRIPTION OF WARRANTS

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between us and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by us with the relevant securities regulatory authorities in Canada after it has been entered into by us.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;
•	the aggregate number of Warrants offered and the offering price;
•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;
•	the exercise price of the Warrants;
•	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;
•	the designation, number and terms of any Securities with which the Warrants are issued;
•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;
•	whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•	any minimum or maximum amount of Warrants that may be exercised at any one time;
•	whether such Warrants will be listed on any securities exchange;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
•	certain material Canadian tax consequences of owning the Warrants; and
•	any other material terms and conditions of the Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. We will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by us.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;
•	the price at which the Subscription Receipts will be offered;
•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;
•	the dates or periods during which the Subscription Receipts are convertible into other Securities;
•	the designation, number and terms of the other Securities that may be issued upon conversion of each Subscription Receipt;
•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;
•	whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
•	certain material Canadian tax consequences of owning the Subscription Receipts; and
•	any other material terms and conditions of the Subscription Receipts.

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DESCRIPTION OF UNITS

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Units;
•	the price at which the Units will be offered;
•	the designation, number and terms of the Securities comprising the Units;
•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;
•	the date on and after which the Securities comprising the Units will be separately transferable;
•	whether the Securities comprising the Units will be listed on any securities exchange;
•	whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;
•	certain material Canadian tax consequences of owning the Units; and
•	any other material terms and conditions of the Units.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain Canadian legal matters in connection with the offering of Securities will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP and certain United States legal matter in connection with the offering of Securities may be passed upon on behalf of Acreage by Dorsey & Whitney LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the year ended December 31, 2019 contained in our Annual Report on Form 10-K for the year ended December 31, 2019 incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus.) Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	our Annual Report on Form 10-K, for the year ended December 31, 2019, as filed with the SEC on May 29, 2020;

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(b)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020;

(c)	our Current Reports on Form 8-K filed with the SEC on February 13, 2020, February 21, 2020, February 26, 2020, March 17, 2020, March 30, 2020, April 6, 2020, April 22, 2020, June 4, 2020 and June 19, 2020; and

(d)	the description of our Subordinate Voting Shares contained in our registration statement on Form 40-F filed on January 29, 2019, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated by reference in this Prospectus may be obtained by submitting a written request to us at our principal offices at 366 Madison Avenue, 11th Floor, New York, New York 10017.

We also maintain a web site at http://www.acreageholdings.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

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PROSPECTUS

ACREAGE HOLDINGS, INC.

$300,000,000 Subordinate Voting Shares Debt Securities Warrants Subscription Receipts Units

, 2020

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion June 19, 2020

PROSPECTUS

ACREAGE HOLDINGS, INC.

6,085,192
Subordinate Voting Shares Underlying Warrants (exercisable at $5.80) Previously Issued

This Prospectus relates to 6,085,192 Class A Subordinate Voting Shares, no par value (the “Subordinate Voting Shares”), issuable upon the exercise of warrants previously issued by us in February 2020, with an exercise price of $5.80 per share, subject to adjustment, and which expire five years after their issuance (the “Warrants”).

The Subordinate Voting Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.U”, quoted on the OTCQX under the trading symbol “ACRGF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ”. On June 17, 2020, the last reported sale price of the Subordinate Voting Shares on the OTCQX was $2.80 per Subordinate Voting Share and on the CSE was $2.75 per Subordinate Voting Share.

Investing in the Subordinate Voting Shares involves risks. See “Risk Factors” on page 6.

These Subordinate Voting Shares have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2020.

ABOUT THIS PROSPECTUS

This Prospectus relates to the offering by us of Subordinate Voting Shares issuable upon the exercise of Warrants previously issued in February 2020. We have an existing “shelf” Registration Statement on Form F-10, File No. 333-232313, that was declared effective on August 13, 2019 (the “Prior Registration Statement”). As a result of us becoming a U.S. domestic issuer for SEC reporting purposes, we are filing a new “shelf” Registration Statement on Form S-3, File No. 333- , of which this Prospectus forms a part (the “New Registration Statement”). The Subordinate Voting Shares registered under the New Registration Statement registers Subordinate Voting Shares underlying the Warrants to purchase an aggregate of 6,085,192 Subordinate Voting Shares at an exercise price of $5.80 per share, which Warrants were previously issued by us and registered under the Prior Registration Statement. We are filing this Prospectus under the New Registration Statement for the sole purpose of ensuring that an effective Registration Statement covers the exercise of such previously issued Warrants for Subordinate Voting Shares.

This Prospectus describes the specific terms of the Subordinate Voting Shares that will be issued upon the exercise of the Warrants and also adds to, and updates information contained in, the documents incorporated by reference into this Prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this Prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this Prospectus, the documents and information incorporated by reference in this Prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” You should rely only on information contained in or incorporated by reference into this Prospectus. We have not authorized anyone to provide you with information that is different.

We are offering to sell and seeking offers to buy Subordinate Voting Shares only in jurisdictions where such offers and sales are permitted. The information contained in this Prospectus, the documents and information incorporated by reference in this Prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this Prospectus or of any sale of our Subordinate Voting Shares. In this Prospectus, unless the context otherwise indicates, the terms “Acreage,” the “Company,” “Registrant,” “we,” “our” and “us” or similar terms refer to Acreage Holdings, Inc., including our subsidiaries. Any references in this Prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

Owning Subordinate Voting Shares may subject you to tax consequences both in Canada and the United States. You should read the tax discussion in this Prospectus with respect to the offering of Subordinate Voting Shares and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Subordinate Voting Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

The Company

Acreage Holdings, Inc. is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018 following the completion of the reverse takeover transaction (the “RTO”) between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chair and Chief Executive Officer, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14 million to High Street in exchange for 20 million Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in states throughout the U.S. where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have worked toward becoming the best multi-state operator in the U.S. and we continue to be committed to providing access to cannabis’ beneficial properties by creating the best quality products and consumer experiences.

Recent Developments

On June 17, 2020 we announced that we entered into a short-term definitive funding agreement with an institutional investor (the “Lender”) for gross proceeds of $15,000,000.

The secured note has a maturity date of four months and bears interest at a rate of 60% per annum. The note is secured by, among other items, our cannabis operations in Illinois, New Jersey and Florida, as well as our U.S. intellectual property. In the event of default, we are obligated to pay to the Lender an additional fee of $6,000,000. We may pre-pay the secured note without penalty or premium at any time following the 90th day after closing.

We expect to use the proceeds from the secured note for working capital and general corporate purposes.

The Securities Offered under this Prospectus

Warrants Issued in February 2020

On February 10, 2020 we closed an offering made pursuant to an agency agreement dated February 10, 2020 between us and Canaccord Genuity Corp. (the “February 2020 Offering”). The February 2020 Offering consisted of (i) 6,085,192 special warrants (the “Special Warrants”) and (ii) up to 4,056,795 units issuable upon the exercise of an option granted to the lead purchaser (“Additional Units”). The Special Warrants were automatically converted into units (“Initial Units”) each comprised of one Subordinate Voting Share and one Subordinate Voting Share purchase warrant (each, an “Initial Warrant”). Each Additional Unit is comprised of one Subordinate Voting Share and one Subordinate Voting Share purchase warrant (each, an “Additional Warrant” and together with the Initial Warrants, the “Warrants”).

The Warrants are governed by a warrant indenture dated February 10, 2020 between us and Odyssey Trust Company. Each Warrant entitles the holder thereof to purchase one Subordinate Voting Share at an exercise price of $5.80 per Subordinate Voting Share at any time on or before 4:00 p.m. (Toronto time) on February 10, 2025, subject to adjustment in certain events.

Under this Prospectus, we are continuing to register the Subordinate Voting Shares underlying the Warrants offered as part of the February 2020 Offering.

Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Our Subordinate Voting Shares are described in greater detail in this Prospectus under “Description of Subordinate Voting Shares.”

Risk Factors

See “Risk Factors,” as well as other information included in this Prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

THE OFFERING

Subordinate Voting Shares We Are Offering

6,085,192 Subordinate Voting Shares issuable upon exercise of the Warrants previously offered. Each Warrant has an exercise price of $5.80 per share, has been exercisable since issuance and will expire five years from the issuance date.

Subordinate Voting Shares To Be Outstanding After This Offering If All Warrants Are Exercised	82,800,784 Subordinate Voting Shares.

Use Of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page 7.

Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this Prospectus, of the documents incorporated by reference in this Prospectus and of any free writing prospectus we authorize for use in connection with this offering for a discussion of factors to consider before deciding to purchase Subordinate Voting Shares.

Trading Symbol	Our Subordinate Voting Shares are currently quoted on the OTCQX under the trading symbol “ACRGF”, are listed on the CSE under the trading symbol “ACRG.U”, and are traded on the FRA under the trading symbol “0VZ”.

The number of Subordinate Voting Shares shown above to be outstanding after this offering is based on 76,715,592 Subordinate Voting Shares outstanding as of June 17, 2020, and excludes:

•	4,979,399 Subordinate Voting Shares issuable upon exercise of outstanding options; and
•	4,598,312 Subordinate Voting Shares authorized and available for issuance under our equity compensation plans.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. All statements, other than statements of historical fact, included herein are forward-looking statements, including, for greater certainty, the on-going implications of the novel coronavirus (“COVID-19”) and statements regarding the proposed transaction with Canopy Growth Corporation (“Canopy Growth”), including the anticipated benefits and likelihood of completion thereof.

Generally, forward-looking statements may be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. There can be no assurance that such forward-looking statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking statements. Forward-looking statements reflect Acreage’s current beliefs and are based on information currently available to Acreage and on assumptions Acreage believes are reasonable. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Acreage to be materially different from those expressed or implied by such forward-looking statements. Such risks and other factors may include, but are not limited to: the ability of Canopy Growth and Acreage to receive, in a timely manner and on satisfactory terms, necessary regulatory approvals; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities; the ability of Acreage and Canopy Growth to satisfy, in a timely manner, the conditions to the completion of the acquisition of each of the Subordinate Voting Shares (following the automatic conversion of the Class B proportionate voting shares and Class C multiple voting shares of Acreage into Subordinate Voting Shares) in exchange for the payment of 0.5818 of a common share of Canopy Growth per Subordinate Voting Share (subject to adjustment in accordance with the terms of the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019); other expectations and assumptions concerning the transactions contemplated between Acreage and Canopy Growth; legal and regulatory risks inherent in the cannabis industry; risks associated with economic conditions, dependence on management and currency risk; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti-money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to contracts with third-party service providers; risks related to the enforceability of contracts and lack of access to U.S. bankruptcy protections; reliance on the expertise and judgment of senior management of Acreage; risks related to proprietary intellectual property and potential infringement by third parties; the concentrated voting control of Acreage’s founder and the unpredictability caused by Acreage’s capital structure; risks relating to the management of growth; increasing competition in the industry; risks inherent in an agricultural business; risks relating to COVID-19 or other widespread global health crises, including disruptions in our cultivation and processing activities, supply chains and sales channels, as well as a deterioration of general economic conditions, including a possible national or global recession; shelter-in-place orders and social distancing practices designed to limit the spread of COVID-19 have affected and may continue to affect our retail business and corporate officers; risks relating to energy costs; risks associated to cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; cybersecurity risks; ability and constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risks related to the economy generally; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada; risks related to future acquisitions or dispositions; sales by existing shareholders; and limited research and data relating to cannabis. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein (see “Documents Incorporated by Reference”). Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement. The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein represent the expectations of Acreage as of the date of this Prospectus and, accordingly, are subject to change after such date. However, Acreage expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

RISK FACTORS

Before deciding to invest in the Subordinate Voting Shares, prospective investors in the Subordinate Voting Shares should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus, including those risks identified and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of Subordinate Voting Shares should carefully consider the information described in this Prospectus and the documents incorporated by reference herein. Some of the risk factors described herein and in the documents incorporated by reference herein are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in the Subordinate Voting Shares could be materially adversely affected. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure an investor that we will successfully address any or all of these risks.

Prospective investors should consult with their professional advisors to assess any investment in the Subordinate Voting Shares.

Risks Related to the Subordinate Voting Shares

We cannot guarantee returns on our Subordinate Voting Shares.

There is no guarantee that the Subordinate Voting Shares will earn any positive return in the short term or long term. A holding of Subordinate Voting Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Subordinate Voting Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

We will have broad discretion as to the use of proceeds from the sale of our Subordinate Voting Shares.

We will have broad discretion with respect to the application of net proceeds received by us from the sale of Subordinate Voting Shares under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the Subordinate Voting Shares or our other securities issued and outstanding from time to time. Any failure by us to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our issued and outstanding securities from time to time to decline.

Our Subordinate Voting Shares may have a volatile market price.

The market price of the Subordinate Voting Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Subordinate Voting Shares to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares may decline even if the our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of the Subordinate Voting Shares may be materially adversely affected.

Our securityholders resident in the United States may have difficulty settling trades because we operate in the cannabis sector.

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Subordinate Voting Shares. In the event residents of the United States are unable to settle trades of the Subordinate Voting Shares, this may affect the pricing of the Subordinate Voting Shares in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

There can be no assurance as to the liquidity of the trading market for our Subordinate Voting Shares.

Our shareholders may be unable to sell significant quantities of Subordinate Voting Shares into the public trading markets without a significant reduction in the price of their Subordinate Voting Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Subordinate Voting Shares on the trading market, or that we will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public listing exchange.

USE OF PROCEEDS

Assuming the exercise of all of the previously issued Warrants, we will receive gross proceeds of $35,294,114. We do not expect to pay any expenses in connection with any Warrant exercises.

The net proceeds from the exercise of the Warrants will be used to fund our working capital and for general corporate purposes.

We cannot estimate precisely the allocation of the net proceeds from the exercise of the Warrants. Accordingly, our management team will have broad discretion in the application of the net proceeds of this offering.

DILUTION

Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of Subordinate Voting Shares outstanding as of December 31, 2019.

After giving effect to the issuance of an aggregate of 6,085,192 Subordinate Voting Shares in this offering at an exercise price of $5.80, our pro forma as adjusted net tangible book value as of December 31, 2019 would have been $138,359,555, or $1.86 per Subordinate Voting Share. This represents an immediate increase in net tangible book value of $0.35 per Subordinate Voting Share to our already existing shareholders and an immediate dilution in net tangible book value of $3.94 per Subordinate Voting Share to purchasers in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share		$5.80
Pro forma net tangible book value per share as of December 31, 2019	$103,065,441
Increase per share attributable to this offering	$35,291,114
	$138,359,555
Pro forma as adjusted net tangible book value per share as of December 31, 2019		$1.86
Dilution per share to investors participating in this offering		$3.94

The above discussion and table are based on 74,262,030 Subordinate Voting Shares issued and outstanding as of December 31, 2019 on a pro forma basis and excludes: (i) Subordinate Voting Shares issuable upon exercise of outstanding options and (ii) Subordinate Voting Shares authorized and available for issuance under our equity compensation plans.

PLAN OF DISTRIBUTION

We are offering 6,085,192 Subordinate Voting Shares issuable upon the exercise of the outstanding Warrants previously issued by us as part of the February 2020 Offering. Subordinate Voting Shares issued upon exercise of the outstanding Warrants will trade on the OTCQX under the trading symbol “ACRGF”, the CSE under the trading symbol “ACRG.U” and the FRA under the trading symbol “0VZ”.

The Subordinate Voting Shares issuable upon the exercise of the Warrants will not be offered through underwriters, brokers or dealers. We will not pay any compensation in connection with the offering of the Subordinate Voting Shares upon exercise of the Warrants. Pursuant to the terms of the Warrants, the Subordinate Voting Shares will be distributed to those Warrant holders who properly exercise their Warrants and deliver payment of the aggregate exercise price, in accordance with the terms of such Warrants.

DESCRIPTION OF SUBORDINATE VOTING SHARES

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

As long as any Subordinate Voting Shares remain outstanding, we may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

Holders of Subordinate Voting Shares are entitled to receive as and when declared by our Board of Directors, dividends in cash or in our property. No dividend may be declared on the Subordinate Voting Shares unless we simultaneously declare dividends on our Class B proportionate voting shares (the “Proportionate Voting Shares”) in an amount equal to the dividend declared on the Subordinate Voting Shares, multiplied by 40, and on our Class C multiple voting shares (the “Multiple Voting Shares”) in the amount of the dividend declared on the Subordinate Voting Shares.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares are entitled to participate pari passu with the holders of Proportionate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to each of: (i) the amount of such distribution per Proportionate Voting Share, divided by 40; and (ii) the amount of such distribution per Multiple Voting Share.

Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Subordinate Voting Shares unless, simultaneously, the Proportionate Voting Shares and Multiple Voting Shares are subdivided or consolidated utilizing the same divisor or multiplier.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of DLA Piper (Canada) LLP, counsel to the Company, the following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Tax Act generally applicable to an investor who, as beneficial owner, acquires Subordinate Voting Shares on the exercise of Warrants, as capital property and deals at arm's length with the Company and is not affiliated with the Company (a “Holder”). Generally, the Subordinate Voting Shares will be considered to be capital property to a Holder unless they are held or acquired in the course of carrying on a business of trading in or dealing in securities or as part of an adventure or concern in the nature of trade.

This summary is based on the facts set out in this Prospectus Supplement, the current provisions of the Tax Act (including the regulations thereunder), all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (“Tax Proposals”) before the date of this Prospectus Supplement, the current published administrative policies and assessing practices of the Canada Revenue Agency and the Canada - United States Tax Convention (1980), as amended (the “Treaty”). No assurance can be made that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representation concerning the tax consequences to any particular Holder or prospective Holder are made. Accordingly, prospective Holders should consult their own tax advisors with respect to an investment in the Offering having regard to their particular circumstances.

Exercise of Warrants

No gain or loss will be realized by a Holder upon the exercise of a Warrant to acquire a Subordinate Voting Share. When a Warrant is exercised, the Holder's cost of the Subordinate Voting Share acquired thereby will be the aggregate of the Holder's adjusted cost base of such Warrant and the exercise price paid for the Subordinate Voting Share. The Holder's adjusted cost base of the Subordinate Voting Share so acquired will be determined by averaging such cost with the adjusted cost base to the Holder of all Subordinate Voting Shares owned by the Holder as capital property immediately prior to such acquisition.

Holders Resident in Canada

This portion of the summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is or is deemed to be a resident of Canada (a “Resident Holder”). Resident Holders whose Subordinate Voting Shares do not otherwise qualify as capital property may in certain circumstances make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Subordinate Voting Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Resident Holders should consult their own tax advisors with respect to whether the election is available and advisable in their particular circumstances.

This summary is not applicable to: (a) a Resident Holder that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules, (b) a Resident Holder an interest in which would be a “tax shelter investment” as defined in the Tax Act, (c) a Resident Holder that is a “specified financial institution” as defined in the Tax Act, or (d) a Resident Holder which has made an election under the Tax Act to determine its Canadian tax results in a foreign currency. This summary does not apply to a Resident Holder who has entered or will enter into a “derivative forward agreement” under the Tax Act with respect to the Subordinate Voting Shares. This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is, or that becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Subordinate Voting Shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm's length for purposes of the rules in section 212.3 of the Tax Act. Any such Resident Holder to which this summary does not apply should consult its own tax advisor with respect to the tax consequences of the Offering.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Subordinate Voting Shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian Dollars. Amounts denominated in any other currency must be converted into Canadian Dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Dividends on Subordinate Voting Shares

In the case of a Resident Holder who is an individual, dividends received or deemed to be received on the Subordinate Voting Shares will be included in computing the Resident Holder's income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by the Company, any such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company's ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the Subordinate Voting Shares by a Resident Holder that is a corporation will be required to be included in computing the corporation's income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation's taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Subordinate Voting Shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the taxation year.

Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

A Resident Holder may be subject to United States withholding tax on dividends received on the Subordinate Voting Shares (see “Certain U.S. Federal Income Tax Considerations”). Any United States withholding tax paid by or on behalf of a Resident Holder in respect of dividends received on the Subordinate Voting Shares by a Resident Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Subordinate Voting Shares by a Resident Holder may not be treated as income sourced in the United States for these purposes. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Subordinate Voting Shares.

Dispositions of Subordinate Voting Shares

Upon a disposition or deemed disposition of a Subordinate Voting Share, a capital gain (or loss) will generally be realized by a Resident Holder to the extent that the proceeds of disposition are greater (or less) than the aggregate of the adjusted cost base of such Subordinate Voting Share to the Resident Holder immediately before the disposition and any reasonable costs of disposition. The adjusted cost base of a Subordinate Voting Share to a Resident Holder will be determined in accordance with the Tax Act by averaging the cost to the Resident Holder of a Subordinate Voting Share with the adjusted cost base of all other Subordinate Voting Shares held by the Resident Holder as capital property. Such capital gain (or capital loss) will be subject to the treatment described below under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

One-half of a capital gain (a “taxable capital gain”) must be included in a Resident Holder's income. One-half of a capital loss (an “allowable capital loss”) will generally be deductible by a Resident Holder against taxable capital gains realized in that year and allowable capital losses in excess of taxable capital gains for the year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent year (against taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Resident Holder is a corporation, any such capital loss realized on the sale of shares may in certain circumstances be reduced by the amount of any dividends, including deemed dividends, which have been received on such shares. Analogous rules apply to a partnership or certain trusts of which a corporation is a member or beneficiary. Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may give rise to alternative minimum tax depending on the Resident Holder's circumstances. A “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax on certain investment income, including an amount in respect of a taxable capital gain arising from the disposition of Subordinate Voting Shares.

Non-Resident Holders

This section of the summary applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is not, and is not deemed to be, resident in Canada, and does not use or hold, and is not deemed to use or hold, the Subordinate Voting Shares in the course of carrying on a business in Canada (a “Non-Resident Holder”). This section does not apply to an insurer who carries on an insurance business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Dividends on Subordinate Voting Shares

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the Subordinate Voting Shares will be subject to Canadian withholding tax. The Tax Act imposes withholding tax at a rate of 25% on the gross amount of the dividend, although such rate may be reduced by virtue of an applicable tax treaty. For example, under the Treaty, where dividends on the Subordinate Voting Shares are considered to be paid to a Non-Resident Holder that is the beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to all of the benefits of, the Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. The Company will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Resident Holder's account.

Dispositions of Subordinate Voting Shares

A Non-Resident Holder who disposes of or is deemed to have disposed of a Subordinate Voting Share will not be subject to income tax under the Tax Act unless the Subordinate Voting Share is, or is deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-Resident Holder.

Generally, provided that the Subordinate Voting Shares are, at the time of disposition, listed on a “designated stock exchange” (which currently includes the CSE), the Subordinate Voting Shares will not constitute taxable Canadian property of a Non-Resident Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions were met: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm's length (for the purposes of the Tax Act), and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of: (a) real or immovable property situated in Canada, (b) Canadian resource property (as defined in the Tax Act), (c) timber resource property (as defined in the Tax Act) or (d) options in respect of, or interests in any of, the foregoing property, whether or not such property exists. Notwithstanding the foregoing, the Subordinate Voting Shares may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain circumstances. Non-Resident Holders for whom the Subordinate Voting Shares are, or may be, taxable Canadian property should consult their own tax advisors.

In the event that a Subordinate Voting Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under “Dispositions of Subordinate Voting Shares” will generally apply to the Non-Resident Holder. Non-Resident Holders should consult their own tax advisor in this regard.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Unit Shares and Warrants that are applicable to U.S. Holders and certain Non-U.S. Holders (as defined below), that acquire the Units pursuant to the Offering. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code (“Treasury Regulations”), administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the IRS. No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge. This summary assumes that the Unit Shares are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), in the hands of a shareholder at all relevant times and the Warrant Shares to be issued upon the exercise of the Warrants would be capital assets within the meaning of Section 1221 of the Code.

This summary does not address U.S. federal income tax consequences to holders subject to special rules, including holders that (i) are banks, financial institutions, or insurance companies; (ii) are regulated investment companies or real estate investment trusts; (iii) are brokers, dealers, or traders in securities or currencies; (iv) are tax-exempt organizations; (v) hold the Unit Shares or Warrants as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments; (vi) acquire the Unit Shares or Warrants as compensation for services or through the exercise or cancellation of employee stock options or warrants; (vii) have a functional currency other than the U.S. dollar; (viii) own or have owned directly, indirectly, or constructively 10% or more of the voting power or value of the Company; or (ix) are U.S. expatriates. In addition, this discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the ownership and disposition of the Unit Shares or Warrants or the impact of the alternative minimum tax or the Medicare contribution tax on net investment income.

If an entity classified as a partnership for U.S. federal income tax purposes holds the Unit Shares or Warrants, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and on the activities of the partner and the partnership. A person that is a partner of an entity classified as a partnership for U.S. federal income tax purposes where such entity holds the Unit Shares or Warrants is urged to consult its tax advisor.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNIT SHARES OR WARRANTS.

U.S. Holders

The discussion in this section is addressed to a holder of Units acquired pursuant to the Offering that is a “U.S. Holder” for U.S. federal income tax purposes. As used herein, “U.S. Holder” means a beneficial owner of the Units that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof, including any State thereof and the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Tax Classification of the Company as a U.S. Domestic Corporation

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation's “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation's country of organization or incorporation and tax residence relative to the expanded affiliated group's worldwide activities; and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation's shares in exchange for the U.S. corporation's shares) as determined for purposes of Section 7874 (this test is referred to as the ”80% ownership test”).

For purposes of Section 7874, the Company believes that the three conditions described above have been met by reason of the RTO, and the Company has taken the position that it is treated as a U.S. domestic corporation for U.S. federal income tax purposes. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary.

Generally, the Company will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. The Company is subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of the Company in Canada. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Unit Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.

Tax Considerations for U.S. Holders

Allocation of Offering Price

Because the components of a Unit are immediately separable, the purchaser of a Special Warrant or Unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying Unit Share and Warrant components of the Unit. For U.S. federal income tax purposes, each purchaser of a Unit generally must allocate the purchase price of a Unit between the Unit Share and the Warrant that comprise the Unit based on the relative fair market value of each at the time of issuance. The Company’s allocation of purchase price for its purposes is not binding on the IRS or the U.S. Holder. Counsel to each of the Company and the Agent express no opinion with respect to the Company’s proposed allocation.

The price allocated to each Unit Share and Warrant generally will be the holder's tax basis in such Unit Share or Warrant, as the case may be. Each U.S. Holder is advised to consult its own tax advisor regarding the risks associated with an investment in a Unit (including alternative characterizations of a Unit) and regarding an allocation of the purchase price between the Unit Share and the Warrant that comprise a Unit. The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Exercise, Sale, Redemption or Expiration of Warrant

Generally, no U.S. federal income tax will be imposed upon the U.S. Holder of a Warrant upon exercise of such Warrant to acquire Warrant Shares. A U.S. Holder's tax basis in a Warrant will generally be the amount of the purchase price that is allocated to the Warrant as described above under the heading “Allocation of Offering Price.” Upon exercise of a Warrant, the tax basis of the Warrant Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the U.S. Holder plus the exercise price paid, and the holding period of the Warrant Shares would begin on the date that the Warrant is exercised.

In general, if you are a U.S. Holder of a Warrant, you will recognize gain or loss upon the sale or other taxable disposition of the Warrant (provided that the Warrant Shares to be issued on the exercise of such Warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the U.S. Holder) in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the Warrant. If a Warrant lapses without exercise, the U.S. Holder will generally realize a capital loss equal to its tax basis in the Warrant.

Prospective U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

The Company does not anticipate declaring or paying dividends to holders of Unit Shares in the foreseeable future. However, if the Company decides to make any such distributions, such distributions with respect to Unit Shares will be taxable as dividend income when paid to the extent of the Company's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Company's Unit Shares exceeds its current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder's adjusted tax basis in the Unit Shares, and thereafter as a capital gain which will be a long-term capital gain if the U.S. Holder has held such stock at the time of the distribution for more than one year. Distributions on the Company's Unit Shares constituting dividend income paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction, subject to various limitations. Distributions on Company's Unit Shares constituting dividend income paid to U.S. Holders that are individuals may qualify for the reduced rates applicable to qualified dividend income.

Sale or Redemption

A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a dividend) or other disposition of the Company's Unit Shares equal to the difference between the amount realized upon the disposition and the U.S. Holder's adjusted tax basis in the shares so disposed. Such capital gain or loss will be a long-term capital gain or loss if the U.S. Holder's holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Foreign Tax Credit Limitations

Because the Company is subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on its Unit Shares. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer's U.S. federal income tax that the taxpayer's foreign source taxable income bears to the taxpayer's worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from the Company. Similarly, to the extent a sale or disposition of the Unit Shares or Warrants by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Unit Shares or Warrants constitute taxable Canadian property within the meaning of the Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder should be able to take a deduction for the U.S. Holder's Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding these rules.

Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Unit Shares or Warrants, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Unit Shares or Warrants payable to a U.S. Holder that is not an exempt recipient, such as a corporation. Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends on the Unit Shares and to certain payments of proceeds on the sale or redemption of Unit Shares or Warrants unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder's U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder who is required to furnish information but does not do so in the proper manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Non-U.S. Holders

The discussion in this section is addressed to holders of the Company's Unit Shares and Warrants that are “Non-U.S. Holders” that do not hold Unit Shares or Warrants in connection with the conduct of a trade or business in the United States. For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of the Company's Unit Shares or Warrants that is neither a “U.S. Holder” nor an entity treated as a partnership for U.S. federal income tax purposes.

Tax Considerations for Non-U.S. Holders

Allocation of Offering Price

Because the components of a Unit are immediately separable, the purchaser of a Unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying Unit Share and Warrant components of the Unit. For U.S. federal income tax purposes, each purchaser of a Unit generally must allocate the purchase price of a Unit between the Unit Share and the Warrant that comprise the Unit based on the relative fair market value of each at the time of issuance. The Company’s allocation of purchase price for its purposes is not binding on the IRS or the U.S. Holder. Counsel to each of the Company and the Agent express no opinion with respect to the Company’s proposed allocation.

The price allocated to each Unit Share and Warrant generally will be the holder's tax basis in such Unit Share or Warrant, as the case may be. Each Non-U.S. Holder is advised to consult its own tax advisor regarding the risks associated with an investment in a Unit (including alternative characterizations of a Unit) and regarding an allocation of the purchase price between the Unit Share and the Warrant that comprise a Unit. The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Exercise, Sale or Redemption of Warrant

Generally, no U.S. federal income tax will be imposed upon the Non-U.S. Holder of a Warrant upon exercise of such Warrant to acquire Warrant Shares. A Non-U.S. Holder's tax basis in a Warrant will generally be the amount of the purchase price that is allocated to the Warrant as described above under the heading “Allocation of Offering Price.” Upon exercise of a Warrant, the tax basis of the Warrant Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the Non-U.S. Holder plus the exercise price paid, and the holding period of the Warrant Shares would begin on the date that the Warrant is exercised.

In general, if you are a Non-U.S. Holder of a Warrant, the tax consequences of the sale or redemption of a Warrant should be the same as described below under “Non-U.S. Holders — Sale or Redemption” related to the sale or redemption of Unit Shares.

Prospective Non-U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

Generally, distributions treated as dividends as described above under “U.S. Holders — Distributions” paid to a Non-U.S. Holder of the Company's Unit Shares will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E, or other applicable documentation, certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation for a reduced treaty rate, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Redemption

Subject to the discussions below under “Non-U.S. Holders – Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts”, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the Company's Unit Shares unless:

•	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	Unit Shares constitutes a U.S. real property interest, or USRPI, by reason of Company's status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the second bullet point above, the Company believes it currently is not, and does not anticipate becoming, a USRPHC. Because the determination of whether the Company is a USRPHC depends, however, on the fair market value of Company's USRPIs relative to the fair market value of the Company's non-U.S. real property interests and other business assets, there can be no assurance the Company currently is not a USRPHC or will not become one in the future. Even if the Company is or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of the Company's Unit Shares will not be subject to U.S. federal income tax if the Unit Shares are “regularly traded”, as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of the Unit Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder's holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Withholding

Payments of dividends on the Company's Unit Shares will not be subject to withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on the Company's Unit Shares paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of the Company's Unit Shares or Warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of Unit Shares or Warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Withholding is not an additional tax. Any amounts withheld under the withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, the Company's Unit Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners”, as defined in the Code, or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on the Company's Unit Shares. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Units.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement relating to any Subordinate Voting Shares offered, certain Canadian legal matters in connection with the offering of Subordinate Voting Shares will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the year ended December 31, 2019 contained in our Annual Report on Form 10-K for the year ended December 31, 2019 incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus.) Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	our Annual Report on Form 10-K, for the year ended December 31, 2019, as filed with the SEC on May 29, 2020;

(b)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020;

(c)	our Current Reports on Form 8-K filed with the SEC on February 13, 2020, February 21, 2020, February 26, 2020, March 17, 2020, March 30, 2020, April 6, 2020, April 22, 2020, June 4, 2020 and June 19, 2020; and

(d)	the description of our Subordinate Voting Shares contained in our registration statement on Form 40-F filed on January 29, 2019, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated by reference in this Prospectus may be obtained by submitting a written request to us at our principal offices at 366 Madison Avenue, 11th Floor, New York, New York 10017.

We also maintain a web site at http://www.acreageholdings.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PROSPECTUS

ACREAGE HOLDINGS, INC.

6,085,192
Subordinate Voting Shares Underlying Warrants (exercisable at $5.80) Previously Issued

, 2020

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion June 19, 2020

PROSPECTUS

ACREAGE HOLDINGS, INC.

7,857,762
Subordinate Voting Shares

This Prospectus relates to the resale by certain selling security holders named in this Prospectus (the “Selling Security Holders”) of 7,857,762 Class A subordinate voting shares, no par value (the “Subordinate Voting Shares”).

The 7,857,762 Subordinate Voting Shares registered pursuant to this prospectus is comprised of: (i) 328,000 Subordinate Voting Shares are issuable to certain Selling Security Holders in connection with that certain credit agreement effective March 11, 2020 by and among Acreage Finance Delaware, LLC, Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC, Thames Valley Apothecary, LLC and IP Investment Company, LLC (the “Loan Shares”); and (ii) up to 7,529,762 Subordinate Voting Shares issuable upon the conversion of a $11,000,000 principal amount convertible debenture (the “Convertible Debenture”), at a conversion price of $1.68 per Subordinate Voting Share, previously issued by us in May 2020 to YA II PN, Ltd. (the “Conversion Shares”) pursuant to that certain securities purchase agreement dated May 29, 2020 between Acreage Holdings, Inc., YA II PN, Ltd. and each of the investors listed on the Schedule of Buyers attached thereto.

We will not receive any proceeds from the sale of any of the Subordinate Voting Shares.

The Subordinate Voting Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.U”, quoted on the OTCQX under the trading symbol “ACRGF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ”. On June 17, 2020, the last reported sale price of the Subordinate Voting Shares on the OTCQX was $2.80 per Subordinate Voting Share and on the CSE was $2.75 per Subordinate Voting Share.

Investing in the Subordinate Voting Shares involves risks. See “Risk Factors” on page 6.

These Subordinate Voting Shares have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2020.

ABOUT THIS PROSPECTUS

This Prospectus relates to the resale by certain Selling Security Holders from time to time, up to an aggregate of 7,857,762 Subordinate Voting Shares. We are not selling any Subordinate Voting Shares under this Prospectus, and we will not receive any proceeds from the sale of Subordinate Voting Shares offered hereby by the Selling Security Holders.

Under this Registration Statement on Form S-3, the Selling Security Holders may sell from time to time in one or more offerings the Subordinate Voting Shares described in this Prospectus. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should carefully read this Prospectus, any documents that we incorporate by reference in this Prospectus and the information below under the captions “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information contained in this Prospectus, the documents and information incorporated by reference in this Prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this Prospectus or of any sale of our Subordinate Voting Shares. In this Prospectus, unless the context otherwise indicates, the terms “Acreage,” the “Company,” “Registrant,” “we,” “our” and “us” or similar terms refer to Acreage Holdings, Inc., including our subsidiaries. Any references in this Prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Subordinate Voting Shares and is not soliciting an offer to buy these Subordinate Voting Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Subordinate Voting Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY

The Company

Acreage Holdings, Inc. is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018 following the completion of the reverse takeover transaction between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chair and Chief Executive Officer, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14 million to High Street in exchange for 20 million Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in states throughout the U.S. where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have worked toward becoming the best multi-state operator in the U.S. and we continue to be committed to providing access to cannabis’ beneficial properties by creating the best quality products and consumer experiences.

Recent Developments

On June 17, 2020 we announced that we entered into a short-term definitive funding agreement with an institutional investor (the “Lender”) for gross proceeds of $15,000,000.

The secured note has a maturity date of four months and bears interest at a rate of 60% per annum. The note is secured by, among other items, our cannabis operations in Illinois, New Jersey and Florida, as well as our U.S. intellectual property. In the event of default, we are obligated to pay to the Lender an additional fee of $6,000,000. We may pre-pay the secured note without penalty or premium at any time following the 90th day after closing.

We expect to use the proceeds from the secured note for working capital and general corporate purposes.

The Securities Offered under this Prospectus

Loan Transaction

On February 7, 2020, we entered into a credit agreement (the “February Credit Agreement”) through our subsidiary, HSCP CN Holdings ULC (the “Borrower”), by and among the Borrower, Acreage Finance Delaware, LLC (the “Guarantor”), ############# as administrative agent and the institutional lenders party thereto.

The February Credit Agreement provides for a secured credit facility in the amount of $100,000,000 (“Credit Facility”), which may be drawn down on by the Borrower in three tranches, maturing on the date that is two years from the date the first tranche is drawn down on. The obligations under the February Credit Agreement are guaranteed by the Guarantor, and secured by a first priority lien (the “Security Interest”) over $22,000,000 in cash deposited in a bank account by us (the “Restricted Account”).

In order to fund the Restricted Account, on March 6, 2020, our subsidiary, Acreage Finance Delaware, LLC (the “IP Borrower”) entered into a credit agreement (the “March Credit Agreement”) with Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC and Thames Valley Apothecary as guarantors and IP Investment Company, LLC as lender, administrative agent and collateral agent (the “IP Lender”).

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The March Credit Agreement provides for a credit facility in the amount of up to $50,000,000 (“Credit Facility”) to be available in two advances. The maturity date for the first advance of borrowings under the March Credit Agreement, subject to acceleration in certain instances, is 366 days from the closing date of the Credit Facility. All funds drawn under the Credit Facility are required to be deposited into the Restricted Account as security for repayment of funds borrowed and amounts owing pursuant to the February Credit Agreement.

On March 11, 2020, IP Borrower drew the first advance of $22,000,000 (the “Borrowed Amount”) under the March Credit Agreement and deposited the funds into the Restricted Account (the “Loan Transaction”). Kevin Murphy, our Chair and Chief Executive Officer, loaned $21,0000,000 of the Borrowed Amount to the IP Lender in connection with the Loan Transaction. We were advised that Mr. Murphy will not be a member, an officer nor a director of the IP Lender and that Mr. Murphy is entitled to receive, assuming full repayment of the Borrowed Amount at maturity, $23,100,000 along with up to 304,001 Subordinate Voting Shares.

Monthly interest under the Loan Transaction will be satisfied by the IP Borrower delivering to the IP Lender 27,300 Subordinate Voting Shares per month, or 328,000 Subordinate Voting Shares in the aggregate.

This Prospectus registers the resale of the 328,000 Subordinate Voting Shares issued to certain Selling Security Holders in connection with the Loan Transaction (the “Loan Shares”).

Private Placement

Effective May 29, 2020, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA, II PN, Ltd. and each of the investors listed on the Schedule of Buyers attached thereto (the “Buyers”). The Securities Purchase Agreement provides for the offer and sale of a $11,000,000 principal amount convertible debenture (the “Convertible Debenture”). The Convertible Debenture was issued on a private placement basis (the “Private Placement”) pursuant to an exemption from the registration requirements of the federal securities laws of the United States pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Convertible Debenture will bear interest at 15% per annum and is secured by the medical cannabis dispensaries in Connecticut. The Convertible Debenture is convertible by the holder in whole or in part after September 30, 2020. Prior to September 30, 2020, the holder may convert only $550,000 of principal amount. The Convertible Debenture is convertible into Subordinate Voting Shares of the Company at a conversion price of $1.68 per share, subject to the conversion limitations described above (the “Conversion Shares”). The Company has the right to redeem up to 95% of the principal amount on or prior to September 29, 2020 without penalty.

In connection with the Securities Purchase Agreement, we executed a registration rights agreement (the “Registration Rights Agreement”) pursuant to which we are required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the resale of certain of the Conversion Shares. Pursuant to the Registration Rights Agreement, we are required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of the Registration Statement. We are obligated to file the Registration Statement no later than 30 days following May 29, 2020 and to have it declared effective by the SEC no later than 90 days after filing.

This Prospectus registers, in connection with the Private Placement, the resale of up to 7,529,762 Conversion Shares.

Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Our Subordinate Voting Shares are described in greater detail in this Prospectus under “Description of Subordinate Voting Shares.”

Risk Factors

See “Risk Factors” as well as other information included in this Prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

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THE OFFERING

Subordinate Voting Shares We Are Offering	7,857,762 Subordinate Voting Shares comprised of: (i) 328,000 Loan Shares; and (ii) up to 7,529,762 Conversion Shares.

Subordinate Voting Shares To Be Outstanding After This Offering	84,573,354 Subordinate Voting Shares.

Use Of Proceeds	All proceeds from the sale of Subordinate Voting Shares offered hereby will be for the account of the Selling Security Holders. We will not receive any proceeds from the sale of Subordinate Voting Shares offered pursuant to this Prospectus. See “Use of Proceeds” on page 7.

Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this Prospectus, of the documents incorporated by reference in this Prospectus and of any free writing prospectus we authorize for use in connection with this offering for a discussion of factors to consider before deciding to purchase Subordinate Voting Shares.

Trading Symbol	Our Subordinate Voting Shares are currently quoted on the OTCQX under the trading symbol “ACRGF”, are listed on the CSE under the trading symbol “ACRG.U”, and are traded on the FRA under the trading symbol “0VZ”.

 The number of Subordinate Voting Shares shown above to be outstanding after this offering is based on 76,715,592 Subordinate Voting Shares outstanding as of June 17, 2020, and excludes:

•	4,979,399 Subordinate Voting Shares issuable upon exercise of outstanding options; and
•	4,598,312 Subordinate Voting Shares authorized and available for issuance under our equity compensation plans.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. All statements, other than statements of historical fact, included herein are forward-looking statements, including, for greater certainty, the on-going implications of the novel coronavirus (“COVID-19”) and statements regarding the proposed transaction with Canopy Growth Corporation (“Canopy Growth”), including the anticipated benefits and likelihood of completion thereof.

Generally, forward-looking statements may be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. There can be no assurance that such forward-looking statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking statements. Forward-looking statements reflect Acreage’s current beliefs and are based on information currently available to Acreage and on assumptions Acreage believes are reasonable. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Acreage to be materially different from those expressed or implied by such forward-looking statements. Such risks and other factors may include, but are not limited to: the ability of Canopy Growth and Acreage to receive, in a timely manner and on satisfactory terms, necessary regulatory approvals; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities; the ability of Acreage and Canopy Growth to satisfy, in a timely manner, the conditions to the completion of the acquisition of each of the Subordinate Voting Shares (following the automatic conversion of the Class B proportionate voting shares and Class C multiple voting shares of Acreage into Subordinate Voting Shares) in exchange for the payment of 0.5818 of a common share of Canopy Growth per Subordinate Voting Share (subject to adjustment in accordance with the terms of the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019); other expectations and assumptions concerning the transactions contemplated between Acreage and Canopy Growth; legal and regulatory risks inherent in the cannabis industry; risks associated with economic conditions, dependence on management and currency risk; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti-money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to contracts with third-party service providers; risks related to the enforceability of contracts and lack of access to U.S. bankruptcy protections; reliance on the expertise and judgment of senior management of Acreage; risks related to proprietary intellectual property and potential infringement by third parties; the concentrated voting control of Acreage’s founder and the unpredictability caused by Acreage’s capital structure; risks relating to the management of growth; increasing competition in the industry; risks inherent in an agricultural business; risks relating to COVID-19 or other widespread global health crises, including disruptions in our cultivation and processing activities, supply chains and sales channels, as well as a deterioration of general economic conditions, including a possible national or global recession; shelter-in-place orders and social distancing practices designed to limit the spread of COVID-19 have affected and may continue to affect our retail business and corporate officers; risks relating to energy costs; risks associated to cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; cybersecurity risks; ability and constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risks related to the economy generally; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada; risks related to future acquisitions or dispositions; sales by existing shareholders; and limited research and data relating to cannabis. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein (see “Documents Incorporated by Reference”). Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement. The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein represent the expectations of Acreage as of the date of this Prospectus and, accordingly, are subject to change after such date. However, Acreage expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

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RISK FACTORS

Before deciding to invest in the Subordinate Voting Shares, prospective investors in the Subordinate Voting Shares should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus, including those risks identified and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of Subordinate Voting Shares should carefully consider the information described in this Prospectus and the documents incorporated by reference herein. Some of the risk factors described herein and in the documents incorporated by reference herein are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in the Subordinate Voting Shares could be materially adversely affected. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure an investor that we will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in our Annual Report on Form 10-K for the year ended December 31, 2019 and the other information elsewhere in this Prospectus and consult with their professional advisors to assess any investment in the Subordinate Voting Shares.

Risks Related to the Subordinate Voting Shares

We cannot guarantee returns on our Subordinate Voting Shares.

There is no guarantee that the Subordinate Voting Shares will earn any positive return in the short term or long term. A holding of Subordinate Voting Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Subordinate Voting Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Our Subordinate Voting Shares may have a volatile market price.

The market price of the Subordinate Voting Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Subordinate Voting Shares to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares may decline even if the our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of the Subordinate Voting Shares may be materially adversely affected.

Our securityholders resident in the United States may have difficulty settling trades because we operate in the cannabis sector.

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Subordinate Voting Shares. In the event residents of the United States are unable to settle trades of the Subordinate Voting Shares, this may affect the pricing of the Subordinate Voting Shares in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

There can be no assurance as to the liquidity of the trading market for our Subordinate Voting Shares.

Our shareholders may be unable to sell significant quantities of Subordinate Voting Shares into the public trading markets without a significant reduction in the price of their Subordinate Voting Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Subordinate Voting Shares on the trading market, and that we will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public exchange.

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USE OF PROCEEDS

This Prospectus relates to the Subordinate Voting Shares that may be offered and sold from time to time by certain Selling Security Holders. We will not receive any of the proceeds resulting from the sale of the Subordinate Voting Shares by any of the Selling Security Holders. The Selling Security Holders will receive all of the proceeds from this offering.

SELLING SECURITY HOLDERS

This prospectus registers 7,857,762 Subordinate Voting Shares comprised of: (i) 328,000 Loan Shares; and (ii) up to 7,529,762 Conversion Shares.

Selling Security Holders of the Loan Shares

With respect to the resale of 328,000 Loan Shares, the following table sets forth certain information with respect to each such Selling Security Holder including (i) the Subordinate Voting Shares beneficially owned by each Selling Security Holder prior to this offering, (ii) the number of Subordinate Voting Shares being offered by each Selling Security Holder pursuant to this Prospectus and (iii) each Selling Security Holder’s beneficial ownership after completion of this offering, assuming that all of the Subordinate Voting Shares covered hereby (but no other securities, if any, held by the Selling Security Holders) are sold to third parties.

The table is based on information supplied to us by the Selling Security Holders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of Subordinate Voting Shares beneficially owned by a Selling Security Holder and the percentage ownership of that Selling Security Holder, Subordinate Voting Shares subject to stock options or other rights to acquire our Subordinate Voting Shares held by that Selling Security Holder that are exercisable as of or will be exercisable within 60 days after June 17, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 76,715,592 Subordinate Voting Shares outstanding on June 17, 2020.

The registration of these Subordinate Voting Shares does not mean that the Selling Security Holders will sell or otherwise dispose of all or any of those securities. The Selling Security Holders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the Selling Security Holders under this Prospectus. Furthermore, the Selling Security Holders may have sold, transferred or disposed of the Subordinate Voting Shares covered hereby in transactions exempt from the registration requirements of the Securities Act, since the date on which we filed this Prospectus.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering
Selling Security Holder(1)	Number of Subordinate Voting Shares Owned	Percentage of Outstanding Subordinate Voting Shares(2)	Number of Subordinate Voting Shares to be Sold in the Offering	Number of Subordinate Voting Shares Owned	Percentage of Outstanding Subordinate Voting Shares
Kevin Murphy	1,676,407	1.9%	304,001	1,980,408	2.3%
Pilgrim Foresight Fund, LLC	16,130	*	23,999	40,129	*

*	Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the Selling Security Holders.

(2)	The actual number of Subordinate Voting Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Subordinate Voting Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Subordinate Voting Shares.

Selling Security Holder of the Conversion Shares

The Conversion Shares being offered by the Selling Security Holder below are issuable upon conversion of the Convertible Debenture. We are registering the Conversion Shares in order to permit the Selling Security Holder to offer the Conversion Shares for resale from time to time. Except as otherwise noted and except for the ownership of the Convertible Debenture issued pursuant to the Securities Purchase Agreement, the Selling Security Holder has not had any material relationship with us within the past three years.

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With respect to the resale of up to 7,529,762 Conversion Shares, the following table sets forth certain information with respect to such Selling Security Holder including (i) the Subordinate Voting Shares beneficially owned by the Selling Security Holder as of June 17 2020, assuming conversion of the Convertible Debenture held by the Selling Security Holder on that date, without regard to any limitations on conversions, (ii) the number of Subordinate Voting Shares being offered by the Selling Security Holder pursuant to this Prospectus and (iii) the Selling Security Holder’s beneficial ownership after completion of this offering, assuming that all of the Subordinate Voting Shares covered hereby (but no other securities, if any, held by the Selling Security Holders) are sold to third parties.

In accordance with the terms of the Registration Rights Agreement, this Prospectus generally covers the resale of at least 7,529,762 Conversion Shares issued or issuable to the Selling Security Holder pursuant to the Securities Purchase Agreement. Because the conversion price of the Convertible Debenture may be adjusted, the number of Conversion Shares that will actually be issued may be more or less than the number of Conversion Shares registered pursuant to this Prospectus.

Under the terms of the Convertible Debenture, the Selling Security Holder may not convert the Convertible Debenture to the extent such conversion would cause such Selling Security Holder, together with its affiliates, to beneficially own a number of Subordinate Voting Shares which would exceed 4.99% of our then outstanding Subordinate Voting Shares following such conversion, excluding for purposes of such determination Subordinate Voting Shares issuable upon conversion of the Convertible Debenture which have not been converted. The number of Subordinate Voting Shares in the second column does not reflect this limitation. The Selling Security Holder may sell all, some or none of their Conversion Shares in this offering. See “Plan of Distribution.”

The table is based on information supplied to us by the Selling Security Holder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of Subordinate Voting Shares beneficially owned by the Selling Security Holder and the percentage ownership of such Selling Security Holder, Subordinate Voting Shares subject to stock options or other rights to acquire our Subordinate Voting Shares held by that Selling Security Holder that are exercisable as of or will be exercisable within 60 days after June 17, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 76,715,592 Subordinate Voting Shares outstanding on June 17, 2020.

The registration of these Subordinate Voting Shares does not mean that the Selling Security Holder will sell or otherwise dispose of all or any of those securities. The Selling Security Holder may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Security Holder under this Prospectus. Furthermore, the Selling Security Holder may have sold, transferred or disposed of the Subordinate Voting Shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this Prospectus.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering
Selling Security Holder(1)	Number of Subordinate Voting Shares Owned	Percentage of Outstanding Subordinate Voting Shares(2)	Number of Subordinate Voting Shares to be Sold in the Offering	Number of Subordinate Voting Shares Owned	Percentage of Outstanding Subordinate Voting Shares
YA II PN, Ltd.(3)	0	0%	7,529,762	7,529,762	8.9%

(1)	This table and the information in the notes below are based upon information supplied by the Selling Security Holder.

(2)	The actual number of Subordinate Voting Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Subordinate Voting Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Subordinate Voting Shares.

(3)	YA II PN, Ltd. is a Cayman Island exempt limited company (“YA”). Yorkville Advisors Global, LP (“Yorkville LP”) is YA’s investment manager and Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s Managing Member, Matthew Beckman.

Relationships with the Selling Security Holders

Kevin Murphy is currently our Chair and Chief Executive Officer, positions he has held since November 14, 2018.

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PLAN OF DISTRIBUTION

Timing of Sales

Each Selling Security Holder, and any of their respective pledgees, assignees and successors-in-interest, may offer and sell the Subordinate Voting Shares covered by this Prospectus at various times. Each Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

Each Selling Security Holder may sell all or a portion of the Subordinate Voting Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Subordinate Voting Shares are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The Subordinate Voting Shares may be sold on any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Manner of Sale

The Subordinate Voting Shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivative;

5.	privately negotiated transactions;

6.	an exchange distribution in accordance with the rules of the applicable exchange;

7.	broker-dealers may agree with any Selling Security Holder to sell a specified number of Subordinate Voting Shares at a stipulated price per share;

8.	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

9.	in a combination of any of the above methods; or

10.	any other method permitted pursuant to applicable law.

Each Selling Security Holder may sell the Subordinate Voting Shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell the Subordinate Voting Shares. Brokers or dealers engaged by a Selling Security Holder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Security Holder(s), or, if any such broker-dealer acts as agent for the purchaser of such Subordinate Voting Shares, from the purchaser in amounts to be negotiated immediately prior to the sale but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with the Selling Security Holder(s) to sell a specified number of the Subordinate Voting Shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for such Selling Security Holder(s), to purchase as principal any of the unsold Subordinate Voting Shares at the price required to fulfill the broker-dealer commitment to such Selling Security Holder(s). Broker-dealers who acquire the Subordinate Voting Shares as principal may thereafter resell the Subordinate Voting Shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the Subordinate Voting Shares, broker-dealers may pay commissions to or receive commissions from the purchasers of the Subordinate Voting Shares as described above.

If a Selling Security Holder enters into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this Prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

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A Selling Security Holder and any broker-dealers or agents that participate with a Selling Security Holder in the sale of the Subordinate Voting Shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the Subordinate Voting Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Subordinate Voting Shares.

In connection with the sale of the Subordinate Voting Shares, except if the Convertible Debenture remains outstanding, if applicable, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Subordinate Voting Shares in the course of hedging the positions they assume. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Subordinate Voting Shares covered by this Prospectus may be resold by the Selling Security Holders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Subordinate Voting Shares covered by this Prospectus have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Sales Pursuant to Rule 144

Any of the Subordinate Voting Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this Prospectus.

Regulation M

We have advised the Selling Security Holders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (“Exchange Act”) may apply to sales of the Subordinate Voting Shares in the market and to the activities of the Selling Security Holders and their respective affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, Selling Security Holders are not permitted to cover short sales by purchasing Subordinate Voting Shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. Because Selling Security Holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Subordinate Voting Shares covered by this Prospectus by the Selling Security Holders.

We will make copies of this Prospectus available to the Selling Security Holders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

State Securities Laws

Under the securities laws of some states, the Subordinate Voting Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Subordinate Voting Shares may not be sold unless the Subordinate Voting Shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the Subordinate Voting Shares. The Selling Security Holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the Subordinate Voting Shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SUBORDINATE VOTING SHARES

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

As long as any Subordinate Voting Shares remain outstanding, we may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

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Holders of Subordinate Voting Shares are entitled to receive as and when declared by our Board of Directors, dividends in cash or in our property. No dividend may be declared on the Subordinate Voting Shares unless we simultaneously declare dividends on our Class B proportionate voting shares (the “Proportionate Voting Shares”) in an amount equal to the dividend declared on the Subordinate Voting Shares, multiplied by 40, and on our Class C multiple voting shares (the “Multiple Voting Shares”) in the amount of the dividend declared on the Subordinate Voting Shares.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares are entitled to participate pari passu with the holders of Proportionate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to each of: (i) the amount of such distribution per Proportionate Voting Share, divided by 40; and (ii) the amount of such distribution per Multiple Voting Share.

Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Subordinate Voting Shares unless, simultaneously, the Proportionate Voting Shares and Multiple Voting Shares are subdivided or consolidated utilizing the same divisor or multiplier.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement relating to any Subordinate Voting Shares offered, certain Canadian legal matters in connection with the offering of Subordinate Voting Shares will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the year ended December 31, 2019 contained in our Annual Report on Form 10-K for the year ended December 31, 2019 incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus.) Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	our Annual Report on Form 10-K, for the year ended December 31, 2019, as filed with the SEC on May 29, 2020;

(b)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020;

(c)	our Current Reports on Form 8-K filed with the SEC on February 13, 2020, February 21, 2020, February 26, 2020, March 17, 2020, March 30, 2020, April 6, 2020, April 22, 2020, June 4, 2020 and June 19, 2020; and

(d)	the description of our Subordinate Voting Shares contained in our registration statement on Form 40-F filed on January 29, 2019, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated by reference in this Prospectus may be obtained by submitting a written request to us at our principal offices at 366 Madison Avenue, 11th Floor, New York, New York 10017.

We also maintain a web site at http://www.acreageholdings.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

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PROSPECTUS

ACREAGE HOLDINGS, INC.

7,857,762
Subordinate Voting Shares

, 2020

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion June 19, 2020

PROSPECTUS

ACREAGE HOLDINGS, INC.

$50,000,000
Subordinate Voting Shares
200,000 Subordinate Voting Shares

This Prospectus relates to a standby equity distribution agreement, dated as of May 29, 2020 (the “SEDA”), that we entered into with SAFMB Concord LP the “Selling Security Holder”) and the potential sale by the Selling Security Holder of (i) up to an aggregate of $50,000,000 of our Class A subordinate voting shares, without par value (the “Subordinate Voting Shares”), and (ii) 200,000 Subordinate Voting Shares that we have agreed to issue to the Selling Security Holder as consideration for entering into the SEDA. The prices at which the Selling Security Holder may sell our Subordinate Voting Shares pursuant to this Prospectus will be determined by the prevailing market price for the Subordinate Voting Shares or in negotiated transactions. We will not receive proceeds from the sale of our Subordinate Voting Shares by the Selling Security Holder. However, we may receive gross proceeds of up to $50,000,000 from the sale of our Subordinate Voting Shares to the Selling Security Holder, once the registration statement, of which this Prospectus is a part, is declared effective.

The Selling Security Holder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) if it sells securities under this Prospectus.

The Subordinate Voting Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.U”, quoted on the OTCQX under the trading symbol “ACRGF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ”. On June 17, 2020, the last reported sale price of the Subordinate Voting Shares on the OTCQX was $2.80 per Subordinate Voting Share and on the CSE was $2.75 per Subordinate Voting Share.

Investing in the Subordinate Voting Shares involves risks. See “Risk Factors” on page 6.

The Subordinate Voting Shares offered hereby have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2020.

ABOUT THIS PROSPECTUS

This Prospectus relates to the resale by the Selling Security Holder from time to time, of (i) up to an aggregate of $50,000,000 of Subordinate Voting Shares, and (ii) 200,000 Subordinate Voting Shares that we have agreed to issue to the Selling Security Holder as consideration for entering into the SEDA. We are not selling any Subordinate Voting Shares under this Prospectus, and we will not receive any proceeds from the sale of Subordinate Voting Shares offered hereby by the Selling Security Holder.

Under this Prospectus, the Selling Security Holder may sell from time to time in one or more offerings the Subordinate Voting Shares described in this Prospectus. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should carefully read this Prospectus, any documents that we incorporate by reference in this Prospectus and the information below under the captions “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information contained in this Prospectus, the documents and information incorporated by reference in this Prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this Prospectus or of any sale of our Subordinate Voting Shares. In this Prospectus, unless the context otherwise indicates, the terms “Acreage,” the “Company,” “Registrant,” “we,” “our” and “us” or similar terms refer to Acreage Holdings, Inc., including our subsidiaries. Any references in this Prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Subordinate Voting Shares and is not soliciting an offer to buy these Subordinate Voting Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Subordinate Voting Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY

The Company

Acreage Holdings, Inc. is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018 following the completion of the reverse takeover transaction between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chair and Chief Executive Officer, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14 million to High Street in exchange for 20 million Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in states throughout the U.S. where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have worked toward becoming the best multi-state operator in the U.S. and we continue to be committed to providing access to cannabis’ beneficial properties by creating the best quality products and consumer experiences.

Recent Developments

On June 17, 2020 we announced that we entered into a short-term definitive funding agreement with an institutional investor (the “Lender”) for gross proceeds of $15,000,000.

The secured note has a maturity date of four months and bears interest at a rate of 60% per annum. The note is secured by, among other items, our cannabis operations in Illinois, New Jersey and Florida, as well as our U.S. intellectual property. In the event of default, we are obligated to pay to the Lender an additional fee of $6,000,000. We may pre-pay the secured note without penalty or premium at any time following the 90th day after closing.

We expect to use the proceeds from the secured note for working capital and general corporate purposes.

The Securities Offered under this Prospectus

Standby Equity Distribution Agreement

On May 29, 2020, we entered into the SEDA with the Selling Security Holder, pursuant to which we may, in our discretion, periodically sell to the Selling Security Holder, and pursuant to which the Selling Security Holder may, at its discretion, require the Company to sell to it, up to $50,000,000 Subordinate Voting Shares. For each Subordinate Voting Share purchased under the SEDA, the Selling Security Holder will pay the Company the greater of (i) 95% of the lowest daily volume weighted average price of the Subordinate Voting Shares on the Canadian Securities Exchange or other principal market on which the Subordinate Voting Shares are traded (the “Principal Market”) for the five consecutive trading days immediately following the date we or the Selling Security Holder delivers notice requiring the Selling Security Holder to purchase or the Company to sell the Subordinate Voting Shares under the SEDA; or (ii) the lowest price allowable under the rules of the Principal Market.

The Selling Security Holder’s obligation to purchase, and our obligation to sell, Subordinate Voting Shares under the SEDA is subject to certain conditions, including obtaining requisite relief from applicable Canadian securities regulators in respect of transactions of this nature, us filing and maintaining the effectiveness of a registration statement, and a supplement to our Canadian shelf prospectus, qualifying the issue of the commitment shares described below and up to an aggregate of $50,000,000 of Subordinate Voting Shares sold under the SEDA, and is limited to $500,000 per advance, and no more than $5,000,000 in the thirty days following May 29, 2020.

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We agreed to issue to the Selling Security Holder 200,000 Subordinate Voting Shares as commitment shares (the “Commitment Shares”) in consideration for entering into the SEDA. We will not receive any cash proceeds from the issuance of the Commitment Shares.

Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Our Subordinate Voting Shares are described in greater detail in this Prospectus under “Description of Subordinate Voting Shares.”

Risk Factors

See “Risk Factors” as well as other information included in this Prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

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THE OFFERING

Subordinate Voting Shares We Are Offering	Subordinate Voting Shares comprised of: (i) up to an aggregate of $50,000,000 of Subordinate Voting Shares, and (ii) 200,000 Commitment Shares.

Subordinate Voting Shares To Be Outstanding After This Offering	94,772,735 Subordinate Voting Shares(1)

Use Of Proceeds	All proceeds from the sale of Subordinate Voting Shares and/or Commitment Shares offered hereby will be for the account of the Selling Security Holder. We may receive proceeds of up to $50,000,000 from the sale of our Subordinate Voting Shares to the Selling Security Holder under the SEDA. See “Use of Proceeds” on page 7.

Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this Prospectus, of the documents incorporated by reference in this Prospectus and of any free writing prospectus we authorize for use in connection with this offering for a discussion of factors to consider before deciding to purchase Subordinate Voting Shares.

Trading Symbol	Our Subordinate Voting Shares are currently quoted on the OTCQX under the trading symbol “ACRGF”, are listed on the CSE under the trading symbol “ACRG.U”, and are traded on the FRA under the trading symbol “0VZ”.

(1)	Assumes a sales price of $2.80 (the closing price of Subordinate Voting Shares on June 17, 2020) and includes Subordinate Voting Shares issued and issuable to the Selling Security Holder under the Purchase Agreement as Commitment Shares. The actual sales prices will differ.

The number of Subordinate Voting Shares shown above to be outstanding after this offering is based on 76,715,592 Subordinate Voting Shares outstanding as of June 17, 2020, and excludes:

•	4,979,399 Subordinate Voting Shares issuable upon exercise of outstanding options; and
•	4,598,312 Subordinate Voting Shares authorized and available for issuance under our equity compensation plans.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. All statements, other than statements of historical fact, included herein are forward-looking statements, including, for greater certainty, the on-going implications of the novel coronavirus (“COVID-19”) and statements regarding the proposed transaction with Canopy Growth Corporation (“Canopy Growth”), including the anticipated benefits and likelihood of completion thereof.

Generally, forward-looking statements may be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. There can be no assurance that such forward-looking statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking statements. Forward-looking statements reflect Acreage’s current beliefs and are based on information currently available to Acreage and on assumptions Acreage believes are reasonable. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Acreage to be materially different from those expressed or implied by such forward-looking statements. Such risks and other factors may include, but are not limited to: the ability of Canopy Growth and Acreage to receive, in a timely manner and on satisfactory terms, necessary regulatory approvals; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities; the ability of Acreage and Canopy Growth to satisfy, in a timely manner, the conditions to the completion of the acquisition of each of the Subordinate Voting Shares (following the automatic conversion of the Class B proportionate voting shares and Class C multiple voting shares of Acreage into Subordinate Voting Shares) in exchange for the payment of 0.5818 of a common share of Canopy Growth per Subordinate Voting Share (subject to adjustment in accordance with the terms of the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019); other expectations and assumptions concerning the transactions contemplated between Acreage and Canopy Growth; legal and regulatory risks inherent in the cannabis industry; risks associated with economic conditions, dependence on management and currency risk; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti-money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to contracts with third-party service providers; risks related to the enforceability of contracts and lack of access to U.S. bankruptcy protections; reliance on the expertise and judgment of senior management of Acreage; risks related to proprietary intellectual property and potential infringement by third parties; the concentrated voting control of Acreage’s founder and the unpredictability caused by Acreage’s capital structure; risks relating to the management of growth; increasing competition in the industry; risks inherent in an agricultural business; risks relating to COVID-19 or other widespread global health crises, including disruptions in our cultivation and processing activities, supply chains and sales channels, as well as a deterioration of general economic conditions, including a possible national or global recession; shelter-in-place orders and social distancing practices designed to limit the spread of COVID-19 have affected and may continue to affect our retail business and corporate officers; risks relating to energy costs; risks associated to cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; cybersecurity risks; ability and constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risks related to the economy generally; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada; risks related to future acquisitions or dispositions; sales by existing shareholders; and limited research and data relating to cannabis. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein (see “Documents Incorporated by Reference”). Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement. The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein represent the expectations of Acreage as of the date of this Prospectus and, accordingly, are subject to change after such date. However, Acreage expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

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RISK FACTORS

Before deciding to invest in the Subordinate Voting Shares, prospective investors in the Subordinate Voting Shares should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus, including those risks identified and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of Subordinate Voting Shares should carefully consider the information described in this Prospectus and the documents incorporated by reference herein. Some of the risk factors described herein and in the documents incorporated by reference herein are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in the Subordinate Voting Shares could be materially adversely affected. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure an investor that we will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in our Annual Report on Form 10-K for the year ended December 31, 2019 and the other information elsewhere in this Prospectus and consult with their professional advisors to assess any investment in the Subordinate Voting Shares.

Risks Related to the Subordinate Voting Shares

We cannot guarantee returns on our Subordinate Voting Shares.

There is no guarantee that the Subordinate Voting Shares will earn any positive return in the short term or long term. A holding of Subordinate Voting Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Subordinate Voting Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Our Subordinate Voting Shares may have a volatile market price.

The market price of the Subordinate Voting Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Subordinate Voting Shares to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares may decline even if the our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of the Subordinate Voting Shares may be materially adversely affected.

Our securityholders resident in the United States may have difficulty settling trades because we operate in the cannabis sector.

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Subordinate Voting Shares. In the event residents of the United States are unable to settle trades of the Subordinate Voting Shares, this may affect the pricing of the Subordinate Voting Shares in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

There can be no assurance as to the liquidity of the trading market for our Subordinate Voting Shares.

Our shareholders may be unable to sell significant quantities of Subordinate Voting Shares into the public trading markets without a significant reduction in the price of their Subordinate Voting Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Subordinate Voting Shares on the trading market, and that we will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public exchange.

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USE OF PROCEEDS

This Prospectus relates to Subordinate Voting Shares that may be offered and sold from time to time by the Selling Security Holder. We will not receive any of the proceeds resulting from the sale of the Subordinate Voting Shares by the Selling Security Holder. We may receive proceeds of up to $50,000,000 from the sale of our Subordinate Voting Shares to the Selling Security Holder.

We will use the proceeds from the sale of Subordinate Voting Shares to the Selling Security Holder for working capital and other general corporate purposes.

SELLING SECURITY HOLDER

With respect to the resale of up to an aggregate of $50,000,000 Subordinate Voting Shares and 200,000 Commitment Shares, the following table sets forth certain information with respect to the Selling Security Holder including (i) the Subordinate Voting Shares beneficially owned the Selling Security Holder prior to this offering, (ii) the number of Subordinate Voting Shares being offered by the Selling Security Holder pursuant to this Prospectus and (iii) the Selling Security Holder’s beneficial ownership after completion of this offering, assuming that all of the Subordinate Voting Shares covered hereby (but no other securities, if any, held by the Selling Security Holder) are sold to third parties.

The table is based on information supplied to us by the Selling Security Holder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of Subordinate Voting Shares beneficially owned by the Selling Security Holder and the percentage ownership of the Selling Security Holder, Subordinate Voting Shares subject to stock options or other rights to acquire our Subordinate Voting Shares held by that Selling Security Holder that are exercisable as of or will be exercisable within 60 days after June 17, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 76,715,592 Subordinate Voting Shares outstanding on June 17, 2020.

The registration of these Subordinate Voting Shares does not mean that the Selling Security Holder will sell or otherwise dispose of all or any of those securities. The Selling Security Holder may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Security Holder under this Prospectus. Furthermore, the Selling Security Holder may have sold, transferred or disposed of the Subordinate Voting Shares covered hereby in transactions exempt from the registration requirements of the Securities Act, since the date on which we filed this Prospectus.

	Beneficial Ownership Before this Offering				Beneficial Ownership After this Offering
Selling Security Holder(1)	Number of Subordinate Voting Shares Owned	Percentage of Outstanding Subordinate Voting Shares(2)	Number of Subordinate Voting Shares to be Sold in the Offering		Number of Subordinate Voting Shares Owned	Percentage of Outstanding Subordinate Voting Shares
SAFMB Concord LP	0	0%	18,057,143	(3)	18,057,143	19.1%

(1)	This table and the information in the notes below are based upon information supplied by the Selling Security Holder.

(2)	The actual number of Subordinate Voting Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Subordinate Voting Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Subordinate Voting Shares.

(3)	Assumes the sale of 17,857,143 Subordinate Voting Shares to the Selling Security Holder at a sales price of $2.80 (the closing price of the Subordinate Voting Shares on June 17, 2020) for the $50,000,000 of Subordinate Voting Shares which may be sold to the Selling Security Holder under the SEDA. The actual sales prices will differ. Includes the Commitment Shares previously issued to the Selling Security Holder.

Relationships with the Selling Security Holders

We entered into the Credit Agreement (defined below), dated February 7, 2020, with the Selling Security Holder and certain affiliates as amended by a first amending agreement dated as of February 28, 2020 and as further amended by a second amending agreement dated as of March 6, 2020.

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THE STANDBY EQUITY DISTRIBUTION AGREEMENT

General

On May 29, 2020, we entered into a standby equity distribution agreement with the Selling Security Holder, pursuant to which we may, in our discretion, periodically sell to the Selling Security Holder, and pursuant to which the Selling Security Holder may, in its discretion, require the Company to sell to it, up to $50,000,000 of Subordinate Voting Shares. In consideration for entering into the SEDA, we agreed to issue to the Selling Security Holder 200,000 Subordinate Voting Shares.

As of June 17, 2020, there were 76,715,592 Subordinate Voting Shares outstanding. The number of Subordinate Voting Shares ultimately offered for sale by the Selling Security Holder is dependent upon the number of Subordinate Voting Shares that we elect to sell to the Selling Security Holder and the number of Subordinate Voting Shares the Selling Security Holder requires us to sell to it under the SEDA. Pursuant to the SEDA, we are registering (i) $50,000,000 of Subordinate Voting Shares and (ii) 200,000 Subordinate Voting Shares that we have agreed to issue to the Selling Security Holder as consideration for entering into the SEDA.

Purchase of Shares Under the SEDA

Under the SEDA, we may require the Selling Security Holder to purchase Subordinate Voting Shares by delivering an advance notice, in the form attached to the SEDA, to the Selling Security Holder. The advance notice is required to be signed by one of our officers, and to specify the amount of Subordinate Voting Shares to be sold, the purchase price and the number of Subordinate Voting Shares outstanding as of the date of the advance notice. The Selling Security Holder may require us to sell Subordinate Voting Shares by delivering a notice indicating in advance the amount of Subordinate Voting Shares it desires to purchase and the time it desires to purchase such shares.

The Selling Security Holder’s obligation to purchase, and our obligation to sell, Subordinate Voting Shares under the SEDA is subject to certain conditions, including obtaining requisite relief from applicable Canadian securities regulators in respect of transactions of this nature, us filing and maintaining the effectiveness of a registration statement, and a supplement to our Canadian shelf prospectus, qualifying the issue of the Commitment Shares and up to an aggregate of $50,000,000 of Subordinate Voting Shares sold under the SEDA, and is limited to $500,000 per advance, and aggregate advances of no more than $5,000,000 in the thirty days following May 29, 2020.

For each Subordinate Voting Share purchased under the SEDA, the Selling Security Holder will pay the Company the greater of (i) 95% of the lowest daily volume weighted average price of the Subordinate Voting Shares on the Canadian Securities Exchange or other Principal Market for the five consecutive trading days immediately following the date we deliver an advance notice to the Selling Security Holder requiring the Selling Security Holder to purchase Subordinate Voting Shares or the Selling Security Holder delivers a notice requiring us to sell Subordinate Voting Shares; or (ii) the lowest price allowable under the rules of the Principal Market.

Commitment Period

The commitment period under the SEDA commenced on May 29, 2020 and expires on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the date of the SEDA, (ii) the date on which the Selling Security Holder shall have made payment of advances pursuant to the SEDA in the aggregate amount of $50,000,000, (iii) upon the closing by us of a financing transaction with gross proceeds to us of $50,000,000 or greater, subject to certain provisions for the protection of the Selling Security Holder contained in the SEDA, or (iv) the exercise by Canopy Growth of its call option, as provided for in the arrangement agreement between Canopy Growth and us, dated April 18, 2019, as amended by an amending agreement dated May 15, 2019

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We may also terminate the SEDA if we implement an at-the-market offering or similar equity distribution plan (the “ATM”) and Canadian securities laws or regulators prohibit the concurrent efficacy of the ATM and the rights afforded to the Selling Security Holder to purchase Subordinate Voting Shares under the under the SEDA and provided the rights of the Selling Security Holder to purchase Subordinate Voting Shares under the SEDA are, in all material respects, preserved and similar rights are afforded to the Selling Security Holder through the ATM and/or other offering by us on a first-rights basis.

Events of Default

Generally, the Selling Security Holder will not be obligated to purchase our Subordinated Voting Shares under the SEDA upon the occurrence of any of the following:

•	our representations and warranties in the SEDA are not true and correct in all material respects;
•	we have not obtained all permits and qualifications required by any applicable state for the offer and sale of the Subordinate Voting Shares issuable under the SEDA or an exemption therefrom is not available;
•	the sale and issuance of the Subordinate Voting Shares issuable under the SEDA is not legally permitted by all laws and regulations which we are subject to;
•	a Material Outside Event (as defined in the SEDA) occurred and is continuing;
•	we have not performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the SEDA to be performed, satisfied or complied with by us at the time of, or prior to, the delivery by us of an advance notice under the SEDA;
•	a statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by the SEDA;
•	a proceeding has been commenced that would reasonably be expected to have a material adverse effect;
•	the Subordinate Voting Shares are no longer listed on the Principal Market;
•	we no longer believe, in good faith, that trading of our Subordinate Voting Shares on the Principal Market will continue uninterrupted for the foreseeable future;
•	the issuance of Subordinate Voting Shares under the SEDA will violate the shareholder approval requirements of the Principal Market;
•	we receive any notice threatening the continued listing of the Subordinate Voting Shares on the Principal Market;
•	we fail to obtain from the Principal Market all necessary conditional approvals for the listing of the Subordinate Voting Shares issuable pursuant to an advance notice;
•	we deliver an advance notice during the period beginning ten trading days before our next subsequent annual financial statements or quarterly financial statements are to be publicly released or within two trading days after such report is released;
•	we deliver an advance notice while we are in possession of material non-public information;
•	there is not a sufficient number of authorized but unissued and otherwise unreserved Subordinate Voting Shares for the issuance of all of the shares issuable pursuant to an advance notice delivered under the SEDA;
•	except with respect to the first advance notice, we have not delivered all Subordinate Voting Shares relating to all prior advances;
•	five trading days from the date of the last advance under the SEDA have not expired;
•	we have not filed all required filings under the Exchange Act of 1934, as amended (the “Exchange Act”) or applicable Canadian securities laws; and
•	we have not caused our subsidiary, HSCP CN Holdings ULC, to concurrently deliver an irrevocable borrowing notice to SAFMB Harmony LP for an advance under the credit agreement dated as of February 7, 2020 among HSCP CN Holdings ULC, Acreage Finance Delaware, LLC, SAFMB Harmony LP and the other lenders party thereto and SAFMB Harmony LP, as administrative agent, as amended by a first amending agreement dated as of February 28, 2020 and as further amended by a second amending agreement dated as of March 6, 2020 (the “Credit Agreement”), in the same amount as the advance requested by us under the SEDA and all conditions precedent to such advance under the Credit Agreement have not been satisfied.

No Short Selling or Hedging by the Selling Security Holder

The Selling Security Holder has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our Subordinate Voting Shares.

Effect of Performance of the SEDA on our Shareholders

The SEDA does not limit the ability of the Selling Security Holder to sell any or all of the Commitment Shares or Subordinate Voting Shares registered pursuant to this Prospectus. It is anticipated that all or a portion of the Subordinate Voting shares registered pursuant to this Prospectus will be sold over the term of the SEDA, which expires May 29, 2022 unless terminated earlier in accordance with its terms. The sale by the Selling Security Holder of a significant amount of Subordinate Voting Shares registered pursuant to this Prospectus at any given time could cause the market price of our Subordinate Voting Shares to decline or to be highly volatile. Sales to the Selling Security Holder by us pursuant to the SEDA also may result in dilution to the interests of other holders of our Subordinate Voting Shares.

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Amount of Potential Proceeds to be Received under the SEDA

In connection with entering into the SEDA, we authorized the sale to the Selling Security Holder of up to $50,000,000 of Subordinate Voting Shares. The number of Subordinate Voting Shares ultimately offered for sale by the Selling Security Holder pursuant to this Prospectus is dependent upon the number of Subordinate Voting Shares we elect to sell to the Selling Security Holder under the SEDA and that the Selling Security Holder elects to purchase from us under the SEDA, subject to the limitations contained therein. Assuming the sale of all Subordinate Voting Shares contemplated by the SEDA to the Selling Security Holder, we will receive gross proceeds of $50,000,000.

PLAN OF DISTRIBUTION

The Subordinate Voting Shares registered pursuant to this Prospectus may be sold or distributed from time to time by the Selling Security Holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Subordinate Voting Shares registered pursuant to this Prospectus may be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the Subordinate Voting Shares;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Subordinate Voting Shares registered pursuant to this Prospectus may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Subordinate Voting Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The Selling Security Holder may transfer Subordinate Voting Shares by other means not described in this Prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of Subordinate Voting Shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holder and/or purchasers of the Subordinate Voting Shares for whom the broker-dealers may act as agent. The Selling Security Holder has informed us that each such broker-dealer will receive commissions from the Selling Security Holder which will not exceed customary brokerage commissions.

The Selling Security Holder and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the SEDA.

The Selling Security Holder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We have advised the Selling Security Holder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act (“Regulation M”). With certain exceptions, Regulation M precludes the Selling Security Holder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of Subordinate Voting Shares by the Selling Security Holder pursuant to this Prospectus for certain periods of time for certain reasons, including if the Prospectus is required to be supplemented or amended to include additional material information.

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This offering as it relates to the Selling Security Holder will terminate on the date that all Subordinate Voting Shares offered by this Prospectus have been sold by the Selling Security Holder.

DESCRIPTION OF SUBORDINATE VOTING SHARES

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

As long as any Subordinate Voting Shares remain outstanding, we may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

 Holders of Subordinate Voting Shares are entitled to receive as and when declared by our Board of Directors, dividends in cash or in our property. No dividend may be declared on the Subordinate Voting Shares unless we simultaneously declare dividends on our Class B proportionate voting shares (the “Proportionate Voting Shares”) in an amount equal to the dividend declared on the Subordinate Voting Shares, multiplied by 40, and on our Class C multiple voting shares (the “Multiple Voting Shares”) in the amount of the dividend declared on the Subordinate Voting Shares.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares are entitled to participate pari passu with the holders of Proportionate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to each of: (i) the amount of such distribution per Proportionate Voting Share, divided by 40; and (ii) the amount of such distribution per Multiple Voting Share.

Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Subordinate Voting Shares unless, simultaneously, the Proportionate Voting Shares and Multiple Voting Shares are subdivided or consolidated utilizing the same divisor or multiplier.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement relating to any Subordinate Voting Shares offered, certain Canadian legal matters in connection with the offering of Subordinate Voting Shares will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the year ended December 31, 2019 contained in our Annual Report on Form 10-K for the year ended December 31, 2019 incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus.) Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	our Annual Report on Form 10-K, for the year ended December 31, 2019, as filed with the SEC on May 29, 2020;

(b)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020;

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(c)	our Current Reports on Form 8-K filed with the SEC on February 13, 2020, February 21, 2020, February 26, 2020, March 17, 2020, March 30, 2020, April 6, 2020, April 22, 2020, June 4, 2020 and June 19, 2020; and

(d)	the description of our Subordinate Voting Shares contained in our registration statement on Form 40-F filed on January 29, 2019, including any amendment or report filed for purposes of updating such description.

 Copies of the documents incorporated by reference in this Prospectus may be obtained by submitting a written request to us at our principal offices at 366 Madison Avenue, 11th Floor, New York, New York 10017.

We also maintain a web site at http://www.acreageholdings.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

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PROSPECTUS

ACREAGE HOLDINGS, INC.

$50,000,000
Subordinate Voting Shares
200,000
Subordinate Voting Shares

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
SEC Registration Fee	$52,955
Legal Fees and Expenses*	$110,000
Accounting Fees and Expenses*	$20,000
Printing Expenses*	$1,500
Miscellaneous Expenses*	$—
Total*	$184,455

*	Except for the SEC Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered.

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, because of that person having been a director or officer of the Registrant, provided that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of such a legal proceeding or investigative action other than a civil proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

			Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit	Filing Date	Filed or Furnished Herewith
2.1	Arrangement Agreement between Canopy Growth Corporation and Acreage Holdings Inc. dated April 18, 2019.†	6-K	000-56021	99.2	4/30/2019
2.2	First Amendment to Arrangement Agreement between Canopy Growth Corporation and Acreage Holdings, Inc., dated May 15, 2019.	6-K	000-56021	99.2	6/20/2019
2.3	Agency Agreement, between Canaccord Genuity Corp. and Acreage Holdings, Inc., dated February 10, 2020.	8-K	000-56021	1.1	2/13/2020
3.1	Articles of Incorporation.	10-K	000-56021	3.1	5/29/2020
4.1	Form of Indenture.					X
4.2	Credit Agreement dated February 7, 2020.	8-K	000-56021	4.1	2/13/2020
4.3	Special Warrant Indenture, between Acreage Holdings, Inc. and Odyssey Trust Company, dated February 10, 2020.	8-K	000-56021	4.2	2/13/2020
4.4	Warrant Indenture, between Acreage Holdings, Inc. and Odyssey Trust Company, dated February 10, 2020.	8-K	000-56021	4.3	2/13/2020
4.5	Credit Agreement, dated March 11, 2020, by and among Acreage Finance Delaware, LLC, Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC, Thames Valley Apothecary, LLC and IP Investment Company, LLC.	10-K	000-56021	4.5	5/29/2020
4.6	Security Agreement, dated March 11, 2020, by and among Acreage IP Holdings, LLC and IP Investment Company, LLC.	10-K	000-56021	4.6	5/29/2020
4.7	Guaranty, dated March 11, 2020, of Acreage IP Holdings, LLC to IP Investment Company, LLC.	10-K	000-56021	4.7	5/29/2020
4.8	Second Amending Agreement, effective March 11, 2020.	10-K	000-56021	4.8	5/29/2020
4.9	Description of Securities.	10-K	000-56021	4.9	5/29/2020
5.1	Opinion of DLA Piper LLP.					X
5.2	Opinion of Dorsey & Whitney LLP.					X
10.1	Acreage Holdings, Inc. Omnibus Incentive Plan, as amended and restated August 19, 2019.+	10-K	000-56021	10.1	5/29/2020
10.2	Form of Stock Option Award Agreement.+	10-K	000-56021	10.2	5/29/2020

			Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit	Filing Date	Filed or Furnished Herewith
10.3	Form of Restricted Stock Award Agreement.+	10-K	000-56021	10.3	5/29/2020
10.4	Form of Indemnity Agreement.	10-K	000-56021	10.4	5/29/2020
10.5	Third Amended and Restated Limited Liability Agreement, dated November 14, 2018.	40-F	000-56021	99.42	1/29/2019
10.6	First Amendment to Third Amended and Restated Limited Liability Agreement, dated November 14, 2018, dated May 10, 2019.	10-K	000-56021	10.6	5/29/2020
10.7	Second Amendment to Third Amended and Restated Limited Liability Agreement, dated November 14, 2018, dated June 27, 2019.	10-K	000-56021	10.7	5/29/2020
10.8	Tax Receivables Agreement, by and among Acreage Holdings America, Inc., High Street Capital Partners, LLC and the members of the High Street Capital Partners, LLC, dated November 14, 2018.	40-F	000-56021	99.43	1/29/2019
10.9	Coattail Agreement, between Acreage Holdings, Inc. and Odyssey Trust Fund, dated November 14, 2018.	40-F	000-56021	99.41	1/29/2019
10.10	Support Agreement, between Acreage Holdings, Inc. and Acreage Holdings WC, Inc., dated November 14, 2018.	40-F	000-56021	99.44	1/29/2019
10.11	Support Agreement, by and among Acreage Holdings, Inc., Acreage Holdings America, Inc. and High Street Capital Partners, dated November 14, 2018.	40-F	000-56021	99.45	1/29/2019
10.12	Securities Purchase Agreement, between Acreage Holdings, Inc. and YA II PN, Ltd., dated May 29, 2020.	8-K	000-56021	10.1	6/4/2020
10.13	Secured Convertible Debenture of Acreage Holdings, Inc., dated May 29, 2020.	8-K	000-56021	10.2	6/4/2020
10.14	Registration Rights Agreement, between Acreage Holdings, Inc. and YA II PN, Ltd., dated May 29, 2020.	8-K	000-56021	10.3	6/4/2020
10.15	Standby Equity Distribution Agreement, between Acreage Holdings, Inc. and SAFMB Concord LP, dated May 29, 2020.					X
10.16	Loan Agreement between High Street Capital Partners, LLC and ALBF Investments, LLC, dated June 15, 2020.					X
10.17	Term Loan Note between High Street Capital Partners, LLC and ALBF Investments, LLC dated June 15, 2020.	S-3		10.16	6/19/2020
21.1	Subsidiaries as of December 31, 2019.	10-K	000-56021	21.1	5/29/2020
23.1	Consent of Marcum LLP, the Independent Registered Public Accounting Firm of Acreage Holdings, Inc.					X
24.1	Power of Attorney (included on the signature page).					X

+ Indicates management contract or compensatory plan.

* Document has been furnished, is not deemed filed and is not to be incorporated by reference into any of the Registrant’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), irrespective of any general incorporation language contained in any such filing.

† Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

ITEM 17 – UNDERTAKINGS

The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

 (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 19, 2020.

ACREAGE HOLDINGS, INC.

By:	/s/ Glen Leibowitz
Name: Glen Leibowitz
Title: Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kevin Murphy and Glen Leibowitz and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kevin Murphy	Chair and Chief Executive Officer (Principal Executive Officer)	June 19, 2020
Kevin Murphy

/s/ Glen Leibowitz	Chief Financial Officer (Principal Financial Officer)	June 19, 2020
Glen Leibowitz

/s/ John Boehner	Director	June 19, 2020
John Boehner

/s/ Douglas Maine	Director	June 19, 2020
Douglas Maine

/s/ Brian Mulroney	Director	June 19, 2020
Brian Mulroney

/s/ William Van Faasen	Director	June 19, 2020
William Van Faasen

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on June 19, 2020.

By:	/s/ Glen Leibowitz
Name: Glen Leibowitz
Title: Chief Financial Officer

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